Exhibit 10.19

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of April 15, 2021 and is entered into by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of Borrower, as Guarantors, the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

A. Borrower has requested the Lenders make available to Borrower a term loan in an aggregate principal amount of up to Seventy Million Dollars ($70,000,000); and

B. The Lenders are willing to make such term loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the Loan Parties, Agent and the Lenders agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means (a) with respect to any Loan Party organized in the United States or any State, Commonwealth or territory thereof, any agreement entered into by and among Agent, any Loan Party and/or a third party bank or other institution (including a Securities Intermediary) in which such Loan Party maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts and (b) with respect to any Loan Party that is not organized in the United States or any State, Commonwealth or territory thereof, any similar agreement or document, as provided for in the Scottish Security Documents, Luxembourg Security Documents, the Singapore Security Documents or similar security documents under the relevant jurisdiction(s), as applicable.

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person or (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Parent.

“Advance Request” means a request for the Term Loan Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question, or (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by the Person in question with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Aggregate Payments” has the meaning given to it in Section 8.2 of this Agreement.

“Agreement” means this Loan and Security Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any applicable laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning given to it in Section 11.13 of this Agreement.

“Austin Satellite” means Austin Satellite Design, LLC, a Texas limited liability company.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficiary” means Agent and each Lender.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise the target of sanctions imposed pursuant to Executive Order No. 13224, (b) a Person fifty percent (50%) or more owned, individually or in the aggregate, by or controlled by a Person that is listed in the annex to, or is otherwise the target of sanctions imposed pursuant to Executive Order No. 13224, or (c) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar sanctioned party list maintained by another applicable country.

“Board of Directors” means, (a) with respect to any corporation, the board of directors or managers, as applicable, of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership or any committee thereof duly authorized to act on its behalf, (c) with respect to a limited liability company, the sole member, managing member or members or any controlling committee or board of directors or managers of such company or any committee thereof duly authorized to act on its behalf , and (d) with respect to any other Person, the board of directors or other comparable governing body of such Person serving a similar function or any committee thereof duly authorized to act on its behalf.

“Borrower” has the meaning given to it in the preamble to this Agreement.

“Borrower Related Entity” means Borrower, any direct or indirect parent company of Borrower, any direct or indirect Subsidiary of Borrower, and any successor of any of the foregoing.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business.

“Cash” means all cash and Cash Equivalents.

“Cash Equivalents” has the meaning given to it in clause (ii) of the defined term “Permitted Investment”.

“Change in Control” means the occurrence of any of the following after the Closing Date: (a) at any time prior to the consummation of a Qualifying IPO, any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, or sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, in each case, in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding shares of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity; (b) at any time following the consummation of a Qualifying IPO, any Person or Persons constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) (excluding any employee benefit plan of such Person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), directly or indirectly, of outstanding shares of Parent representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding shares of Parent; or (c) unless expressly permitted by Section 7.9, Parent ceases to own, directly or indirectly, one hundred percent (100%) of the Equity Interests in any of Spire Scotland, Spire Singapore, Spire Lux, or Austin Satellite. For the avoidance of doubt, a Qualifying IPO shall not constitute a Change in Control.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given to it in Section 3.1 of this Agreement.

“Commencement Date” has the meaning given to it in the defined term “Financial Covenant Waiver Period.”

“Commitment Fee” means 2.50% of the Term Commitments, which shall be fully earned on the Closing Date.

“Common Stock” means the common stock of Borrower, par value $0.0001, or any other successor thereto that is the subject of a Qualifying IPO.

“Confidential Information” has the meaning given to it in Section 11.12 of this Agreement.

“Consolidated EBITDA” means, for any period, an amount equal to:

(a) Consolidated Net Income for such period,

plus

(b) without duplication and to the extent deducted in determining Consolidated Net Income for such Period, the sum of

(i) Consolidated Interest Expense for such period,

(ii) consolidated tax expense based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes for such period,

(iii) all amounts attributable to depreciation and amortization for such period,

(iv) other non-cash losses, charges and expenses for such period, including, without limitation, non-cash stock-based compensation expense (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period),

(v) any unusual or non-recurring expenses, losses or charges for such period; provided that the aggregate amount of unusual or non-recurring expenses, losses or charges included pursuant to this clause (b)(v), taken together with the aggregate amount included pursuant to clauses (b)(vi) and (b)(ix), shall not exceed $5,000,000 of Consolidated EBITDA (prior to giving effect to clause (b)(vi), (b)(ix) or this clause (b)(v)),

(vi) costs, fees, charges and expenses incurred for such period related to (x) this Agreement, the other Loan Documents and the transactions contemplated hereby or thereby, (y) any actual, proposed or contemplated Qualifying IPO, whether or not consummated (including any one-time costs, fees and expenses arising out of or relating to enhanced accounting functions or other transaction costs associated with becoming a public company), and (z) any actual, proposed or contemplated issuance of Equity Interests, the making of any Investment, Acquisition or disposition or the issuance or incurrence of Indebtedness or refinancings thereof, whether or not such transaction is consummated; provided that the aggregate amount of costs, fees, charges and expenses included pursuant to this clause (b)(vi), taken together with the aggregate amount included pursuant to clauses (b)(v) and (b)(ix), shall not exceed $5,000,000 of Consolidated EBITDA (prior to giving effect to clause (b)(v), (b)(ix) or this clause (b)(vi)),

(vii) litigation and settlement expenses,

(viii) severance costs,

(ix) transition, integration, business optimization and similar fees, charges and expenses related to Acquisitions, business combinations, dispositions and existing lines of business, and restructuring, discontinued operations or similar charges for such period; provided that the aggregate amount of fees, charges and expenses included pursuant to this clause (b)(ix), taken together with the aggregate amount included pursuant to clauses (b)(v) and (b)(vi), shall not exceed $5,000,000 of Consolidated EBITDA (prior to giving effect to clause (b)(v), (b)(vi) or this clause (b)(ix),

(x) non-cash purchase accounting adjustments;

(xi) other expenses, losses and charges agreed to by the Required Lenders,

minus

(c) without duplication, and to the extent included in arriving at such Consolidated Net Income, the sum of:

(i) non-cash gains or adjustments (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) and all other non-cash items of income for such period; and

(ii) all cash payments made during such period on account of accruals, reserves and other non-cash charges added to Consolidated Net Income in a previous period pursuant to clause (b)(iv) above.

“Consolidated EBITDA” shall be determined on a pro forma basis to give effect to any Acquisition that has been consummated during any applicable period as if such Acquisition had been consummated on and as of the first day of such applicable period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to capital leases and including any cash dividend or distribution payments on account of Disqualified Equity Interests) net of total interest income of Parent and its Subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of Parent and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts (other than in connection with the early termination thereof) in respect of interest rates to the extent that such net costs are allocable to such period).

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded, without duplication:

(a) the income (or loss) of any Person that is not a Subsidiary of Parent, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash (or to the extent subsequently converted into Cash) to Parent or any of its Subsidiaries by such Person in such period;

(b) the undistributed earnings of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by operation of the terms of its Organizational Documents or any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary;

(c) any after-tax effect of any non-recurring or unusual items (including gains or losses and all fees and expenses relating thereto) for such period; and

(d) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any Indebtedness, lease, dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Contractual Return” has the meaning given to it in Section 2.3(b) of this Agreement.

“Conversion Amount” has the meaning given to it in Section 2.1(e) of this Agreement.

“Conversion Election Notice” means a written notice delivered by Agent to the Borrower informing Borrower of the Lenders’ election to effect a conversion in accordance with the terms and conditions set forth on Addendum 3.

“Conversion Securities” has the meaning given to it in Section 3(a) of Addendum 3 to this Agreement.

“Conversion Time” has the meaning given to it in Section 1(c) of Addendum 3 to this Agreement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, Singapore, the United Kingdom, or of any other country.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit wherever located.

“Designated SPAC” means the Transactions (as such term is defined in the Designated SPAC Agreement).

“Designated SPAC Agreement” means that certain Business Combination Agreement, dated as of February 28, 2021, by and among NavSight Holdings, Inc., NavSight Merger Sub Inc., Borrower, and certain of Borrower’s stockholders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Designated SPAC Contractual Return” has the meaning given to it in Section 2.3(d) of this Agreement.

“Designated SPAC Conversion Amount” has the meaning given to it in Section 2.1(f)(i) of this Agreement.

“Designated SPAC Conversion Date” has the meaning given to it in Section 2.1(f)(i) of this Agreement.

“Designated SPAC Effective Time” means the Effective Time (as such term is defined in the Designated SPAC Agreement).

“Designated SPAC Prepayment” has the meaning given to it in Section 2.1(f)(ii) of this Agreement.

“Disqualified Equity Interests” shall mean any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) require the payment of any dividends (other than dividends payable solely in shares of Equity Interests that are not Disqualified Equity Interests, and payments of cash in lieu of fractional shares of such Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Equity Interests that are not Disqualified Equity Interests, and payments of cash in lieu of fractional shares of such Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets other than Equity Interests that are not Disqualified Equity Interests, and payments of cash in lieu of fractional shares of such Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Term Loan Maturity Date at the time of issuance of such Equity Interests (other than (i) following payment in full of the Secured Obligations or (ii) as a result of a “change in control”, asset sale for all or substantially all of the assets of Parent or the applicable Subsidiary, or similar event; provided that any payment required pursuant to this clause (ii) is subject to the prior payment in full of the Secured Obligations); provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Parent or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Parent or the applicable Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” and the sign “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“Eastward Facility” means that certain Loan and Security Agreement, dated as of December 30, 2020 by and among Borrower, Austin Satellite, and Spire Lux, as borrowers and Eastward Fund Management, LLC, as lender, as amended, restated, amended and restated, supplemented or modified to the Closing Date.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EIB Loan Facility” means that certain Amendment and Restatement Agreement dated December 30, 2020 by and among Borrower, Spire Lux and European Investment Bank, as amended, restated, amended and restated, supplemented or modified to the Closing Date.

“Equity Interests” means, with respect to any Person, the shares, capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person, including, without limitation, any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Erroneous Payment” has the meaning given to it in Addendum 3 of this Agreement.

“Erroneous Payment Notice” has the meaning given to it in Addendum 3 of this Agreement

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Insolvency Regulation” has the meaning given to it in Section 5.5 of this Agreement.

“Event of Default” shall mean any of the events specified in Section 9 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means (a) any Deposit Account that is used solely as a payroll account for the employees of any Loan Party or any of its Subsidiaries or the funds in which consist solely of funds held in trust for any director, officer or employee of such Loan Party or Subsidiary or any employee benefit plan maintained by such Loan Party or Subsidiary or funds representing deferred compensation for the directors and employees of such Loan Party or Subsidiary, collectively not to exceed 150% of the amount to be paid in the ordinary course of business in the then-next payroll cycle, (b) escrow accounts, Deposit Accounts and trust accounts, in each case solely holding assets that are pledged or otherwise encumbered pursuant to clauses (vi) and (xiv) of the definition of Permitted Liens (but only to the extent required to be excluded pursuant to the underlying documents entered into in connection with such Permitted Liens in the ordinary course of business), (c) customary zero-balance accounts, the balance of which is swept at the end of each Business Day into a Deposit Account, securities account or commodities account subject to an Account Control Agreement, (d) any Deposit Account that is used solely to hold amounts used to pay withholding tax, goods and services tax and sales tax, and (e) Deposit Account(s) not otherwise covered by the foregoing clauses (a) – (d) having amounts on deposit or otherwise maintained therein that do not exceed $250,000 individually or in the aggregate at any one time.

“Fair Share” has the meaning given to it in Section 8.2 of this Agreement.

“Fair Share Contribution Amount” has the meaning given to it in Section 8.2 of this Agreement.

“Financial Covenant Waiver Period” means a period which shall (a) commence with the fiscal quarter immediately following any fiscal quarter for which Borrower shall have delivered to Agent, in the Compliance Certificate required to be delivered pursuant to Section 7.1(d), a certification that the Loan Parties have achieved positive Consolidated EBITDA for such fiscal quarter, together with all evidence or related information reasonably required by Agent with respect thereto, and (b) end on the next date on which Borrower delivers (or is required to deliver) a Compliance Certificate pursuant to Section 7.1(d) and, at such time, fails to deliver a certification that the Loan Parties have achieved positive Consolidated EBITDA for the fiscal quarter covered by such Compliance Certificate.

“Financial Statements” has the meaning given to it in Section 7.1 of this Agreement.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Foreign Subsidiary Joinder Date” has the meaning given to it in Section 7.23(b) of this Agreement.

“FP Stock Grant” means the issuance of the Borrower’s Equity Interests pursuant to the terms of the FP Stock Grant Agreement.

“FP Stock Grant Agreement” means that certain Stock Grant Agreement, in substantially the form attached hereto as Exhibit H, dated as of the Funding Date, by and between the Borrower and certain designated Affiliates of the Lenders specified therein.

“Funding Date” has the meaning given to it in Section 4.2 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, Luxembourg, Singapore, the United Kingdom, or a foreign entity or government.

“Guaranteed Obligations” has the meaning given to it in Section 8.1 of this Agreement.

“Guarantor” means (a) as of the Closing Date, Austin Satellite, (b) subject to Section 7.23, Spire Lux, Spire Singapore and Spire Scotland, (c) each existing and subsequently acquired or organized direct Material Subsidiary of Parent, and (d) each other Person which guarantees, pursuant to Section 8 or otherwise, all or any part of the Secured Obligations; provided that if Borrower consummates a Qualifying SPAC Transaction in which Borrower becomes a Subsidiary of any special purpose acquisition company formed for the purpose of effecting such Qualifying SPAC Transaction, “Guarantor” shall also include Parent. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Subsidiary that owns any Intellectual Property or any exclusive rights to any Intellectual Property that is, in each case, material to the business of Parent and its Subsidiaries, shall be a Guarantor.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Section 8 and (b) each other guaranty, in form and substance reasonably satisfactory to the Required Lenders, made by any other Guarantor for the benefit of the Beneficiaries guaranteeing all or part of the Secured Obligations.

“Indebtedness” means of any Person at any date, without duplication, (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations or Purchase Money Obligations, (d) all obligations of such Person in respect of Disqualified Equity Interests of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities, (g) all Contingent Obligations in respect of obligations of a type described in the foregoing clauses (a) through (f), (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) all obligations of such Person in respect of Swap Contracts.

“Indemnified Person” has the meaning given to it in Section 6.3 of this Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” means all of the Loan Parties’ Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Loan Parties’ applications therefor and reissues, extensions, or renewals thereof; and Loan Parties’ goodwill associated with any of the foregoing, together with Loan Parties’ rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Funding Date among the Loan Parties and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Investment” means, as to any Person, (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan (including, without limitation, any intercompany indebtedness), advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (g) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Guarantor, a completed and executed (a) Joinder Agreement in substantially the form attached hereto as Exhibit F, with respect to Domestic Subsidiaries, (b) joinder documentation in form and substance reasonably satisfactory to Agent with respect to Parent following the consummation of a Qualifying SPAC Transaction and (c) joinder documentation in form and substance reasonably satisfactory to Agent with respect to Foreign Subsidiaries, as required under this Agreement and/or any Scottish Security Document, Luxembourg Security Document, Singapore Security Document or similar security document under the relevant jurisdiction(s), as applicable.

“Legal Reservations” means, in the case of any non-U.S. Person: (a) the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, receivership, administration and other laws generally affecting the rights of creditors and secured creditors; (b) the time barring of claims under applicable limitation laws and defences of acquiescence, set off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void; (c) the principle that in certain circumstances Collateral granted by way of fixed charge may be recharacterised as a floating charge or that Collateral purported to be constituted as an assignment may be recharacterised as a charge; (d) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (f) the principle that the creation or purported creation of Collateral over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Collateral has purportedly been created; (g) similar principles, rights and defences under the laws of any relevant jurisdiction; (h) the making or the procuring of the appropriate registrations, filing, endorsements, notarisation, stampings and/or notifications of the Loans Documents and/or the Collateral created thereunder and (i) the fact that, where any document purports to create a security interest over a particular asset or right which is governed by the laws of any jurisdiction which is not the governing law of that document, the document may not be effective to create the security interest in question on the basis that the document does not take the proper form of security prescribed by mandatory laws of the forum or because creation or perfection requirements specified by such laws have not been complied with (j) any other matters which are set out as qualifications or reservations (however described) as to matters of law in any legal opinion delivered to Agent under any of the Loan Documents.

“Lenders” has the meaning given to it in the preamble to this Agreement.

“Liabilities” has the meaning given to it in Section 6.3 of this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan Documents” means this Agreement, the promissory notes (if any), the Reaffirmation Agreement, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Intellectual Property Security Agreement, the Scottish Security Documents, the Luxembourg Security Documents, the Singapore Security Documents, each Process Letter, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated. For the avoidance of doubt, “Loan Documents” shall not include the FP Stock Grant Agreement.

“Loan Parties” means Parent or any Guarantor.

“Loan Party Books” means any Loan Party’s or any Loan Party’s Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding such Loan Party or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Loan Party Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Loan Party or which any Loan Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by such Loan Party since its incorporation or formation.

“Luxembourg Security Documents” means (a) the Luxembourg law governed share pledge agreement among Borrower as pledgor, Agent as pledgee and Spire Lux as company, (b) the Luxembourg law governed account pledge agreement among Spire Lux as pledgor and Agent as pledgee, and (c) the Luxembourg law governed receivables pledge agreement among Spire Lux and Agent.

“Master Agreement” has the meaning given to it in the defined term “Swap Contract.”

“Material Adverse Effect” means a material adverse effect upon: (a) the business, operations, properties, assets or financial condition of Parent and its Subsidiaries, taken as a whole; or (b) the ability of the Loan Parties to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (c) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Subsidiary” means each Subsidiary of Parent that has (a) total assets in excess of five percent (5%) of the consolidated total assets of Parent and its Subsidiaries or total revenues in excess of five percent (5%) of the consolidated revenues of Parent and its Subsidiaries (based upon and as of the last day of the fiscal period covered by the most recent consolidated financial statements of Parent and its Subsidiaries furnished pursuant to Section 7.1(b) or (c), as applicable) or (b) any Subsidiary that owns, directly or indirectly, Equity Interests in any other Material Subsidiary; provided that the total assets or total revenues of all the Subsidiaries that are not Material Subsidiaries shall not exceed 10% of the consolidated total assets or total revenues, as the case may be, of Parent and its Subsidiaries (based upon and as of the last day of the fiscal period covered by the most recent consolidated financial statements of Parent and its Subsidiaries furnished pursuant to Section 7.1(b) or (c), as applicable).

“Maximum Rate” has the meaning given to it in Section 2.2 of this Agreement.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Borrower and its Subsidiaries, on one hand, and Francisco Partners Management, L.P., on the other hand, dated November 11, 2020.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization or association, as amended, and its by-laws, as amended (to the extent applicable), (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization or association (and memorandum and/or articles of association, if applicable) as amended, and its operating agreement, as amended, or (as applicable) its certificate of incorporation and constitution as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Open Source License” has the meaning given to it in Section 5.11 of this Agreement.

“Parent” means the Borrower; provided that if Borrower consummates a Qualifying SPAC Transaction in which Borrower becomes a Subsidiary of any special purpose acquisition company formed for the purpose of effecting such Qualifying SPAC Transaction, “Parent” shall mean the ultimate parent company of Borrower.

“Participant Register” has the meaning given to it in Section 11.7 of this Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement a Loan Party now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America, Singapore, the United Kingdom or any other country.

“Permitted Acquisition” means any Acquisition, which is conducted in accordance with the following requirements:

(a) the Acquisition is of a business or Person or product engaged in a line of business reasonably related to, incidental to, complementary or a reasonable extension of that of Parent or its Subsidiaries;

(b) if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of a Loan Party and such Loan Party shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof, to the extent applicable, within the time period specified therein, or (ii) such Person shall be merged with a Loan Party or one of its Subsidiaries (in which case the surviving entity shall comply with Section 7.13 hereof within the time period specified therein, to the extent applicable);

(c) if such Acquisition is structured as the acquisition of assets, such assets shall be free and clear of Liens other than Permitted Liens;

(d) Borrower shall have delivered to Agent not less than ten (10) days (or such shorter period as to which Agent may agree in its sole discretion) prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business (or of the Person whose assets are being acquired), in each case in form and substance reasonably satisfactory to the Lenders and demonstrating compliance with the covenant set forth in Section 7.20 hereof, to the extent applicable, on a pro forma basis as if the Acquisition occurred on the first day of the most recently completed fiscal quarter of Parent and its Subsidiaries for which financial statements have been (or were required to have been) delivered in accordance with Section 7.1(b) (or, prior to the first delivery of any such financial statements, the fiscal quarter of the Parent and its Subsidiaries ended December 31, 2020);

(e) both immediately before and after such Acquisition, no Default or Event of Default shall have occurred and be continuing; and

(f) with respect to any Acquisition with respect to which the aggregate cash consideration (including, for the avoidance of doubt, any cash obligations in respect of purchase price holdbacks, seller notes, earn-outs or other deferred purchase price, but excluding any indemnities or purchase price adjustments such as working capital or similar adjustments) exceeds $3,000,000, Parent and its Subsidiaries, on a consolidated basis, shall have Qualified Cash of no less than $15,000,000 immediately after giving effect to such Acquisition.

“Permitted Indebtedness” means:

(i) Indebtedness of Loan Parties in favor of the Lenders or Agent arising under this Agreement or any other Loan Document;

(ii) Indebtedness existing on the Closing Date (a) which is disclosed in Schedule 1A and (b) until and including the Funding Date, in connection with the Eastward Facility or the EIB Loan Facility;

(iii) Indebtedness in respect of capital leases and Purchase Money Obligations financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by Parent or any Subsidiary within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

(iv) Indebtedness to trade creditors incurred in the ordinary course of business;

(v) Indebtedness that also constitutes a Permitted Investment;

(vi) Subordinated Indebtedness;

(vii) reimbursement obligations in connection with letters of credit, bankers’ acceptances, bank guarantees, or similar instruments that are issued on behalf of Parent or a Subsidiary thereof in an amount not to exceed $500,000 at any time outstanding;

(viii) other unsecured Indebtedness in an amount not to exceed $500,000 at any time outstanding;

(ix) intercompany Indebtedness permitted under Section 7.6; provided, that, in the case of Indebtedness owing by a Loan Party to a Subsidiary that is not a Loan Party, such Indebtedness shall by its terms be subordinated in right of payment to the prior payment in full of the Secured Obligations in form and substance reasonably acceptable to Agent;

(x) Indebtedness incurred with corporate credit cards not to exceed $1,500,000 outstanding at any time;

(xi) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(xii) guarantees of Indebtedness in respect of any Indebtedness of Parent or any Subsidiary otherwise permitted to be incurred by Parent or such Subsidiary hereunder; provided that if the Indebtedness being guaranteed is subordinated to the Secured Obligations, such guarantee shall be subordinated to the guarantee of the Secured Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(xiii) obligations in respect of surety bonds, appeal bonds, performance bonds, performance and completion guarantees and similar obligations, in each case incurred in the ordinary course of business;

(xiv) Indebtedness (a) in connection with cash management services or in connection with deposit or securities accounts in the ordinary course of business, including, without limitation, netting services, overdraft protections and similar arrangements, and (b) arising from the honoring by a financial institution of a check, draft or similar instrument inadvertently drawn by Parent or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is repaid within five Business Days;

(xv) Indebtedness in respect of Swap Contracts entered into in the ordinary course of business in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of Parent or any of its Subsidiaries, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes;

(xvi) Indebtedness consisting of purchase price holdbacks, seller notes, earn-outs or similar deferred or contingent obligations incurred in connection with Permitted Acquisitions;

(xvii) Indebtedness of any Person that becomes a Subsidiary after the Closing Date or that attaches to any assets, in each case, acquired in any Permitted Acquisition; provided that (a) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created or incurred in connection therewith or in contemplation thereof, (b) no Loan Party (other than such Person so acquired in such Permitted Acquisition, any Subsidiary of such Person or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisition) shall have any liability or other obligation with respect to such Indebtedness, (c) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets, other than the assets acquired in such Permitted Acquisition (and the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Loan Party, and (d) so long as such Indebtedness does not exceed $1,000,000 in outstanding principal amount at any time;

(xviii) Indebtedness assumed in connection with a Permitted Acquisition after the Closing Date with respect to capital leases and Purchase Money Obligations; provided that (a) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created or incurred in connection therewith or in contemplation thereof, (b) no Loan Party (other than such Person so acquired in such Permitted Acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisition) shall have any liability or other obligation with respect to such Indebtedness and (c) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Permitted Acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Loan Party; and

(xix) extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness in connection with the EIB Loan Facility or the Eastward Facility); provided that the principal amount is not increased (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extension, refinancing or renewal) or the terms modified to impose materially more burdensome terms upon the applicable Loan Party or its Subsidiary, as the case may be.

“Permitted Investment” means:

(i) Investments existing on the Closing Date which are disclosed in Schedule 1B;

(ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (d) money market accounts and (e) other Investments permitted by Parent’s investment policy, as approved by Parent’s Board of Directors from time to time; provided that a copy of such investment policy and any amendment thereto has been provided to Agent (collectively, “Cash Equivalents”);

(iii) [reserved];

(iv) (x) Investments accepted in connection with Permitted Transfers and, (y) to the extent constituting an Investment, Permitted Transfers (other than clause (iv) thereof);

(v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers or in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Loan Parties’ business;

(vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Parent in any Subsidiary;

(vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Parent pursuant to employee stock purchase plans or other similar agreements approved by Parent’s Board of Directors;

(viii) (a) Investments consisting of travel advances and relocation loans to employees, officers and directors in the ordinary course of business and (b) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(ix) Investments in any Person that is a Loan Party prior to giving effect to such Investment (it being understood and agreed that any Investment to form a Subsidiary that will become a Guarantor in accordance with Section 7.13 is permitted);

(x) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(xi) (a) Investments by Loan Parties in Subsidiaries that are not Loan Parties the proceeds of which are substantially contemporaneously applied to consummate a Permitted Acquisition; provided that the aggregate amount of Investments made by Loan Parties pursuant to this subclause (a) in assets that are not (or do not become) owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon the consummation of such Permitted Acquisition shall not exceed $2,500,000 per fiscal year; and (b) other Investments by Loan Parties in Subsidiaries that are not Loan Parties in an amount not to exceed $2,500,000 per fiscal year; provided, that, in the case of this subclause (b), at the time of such Investment and after giving effect thereto, no Event of Default has occurred and is continuing;

(xii) to the extent constituting an Investment, deposits subject to Permitted Liens;

(xiii) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) in Parent;

(xiv) Investments of any Person in existence as of the date such Person is acquired in any Permitted Acquisition; provided that such Investment was not made in connection with or in contemplation of such Permitted Acquisition;

(xv) Investments consisting of Permitted Acquisitions;

(xvi) to the extent constituting an Investment, Deposit Accounts in which Agent has a perfected security interest to the extent required by the Loan Documents;

(xvii) Investments in Swap Contracts permitted under clause (xv) of the defined term “Permitted Indebtedness”; and

(xviii) additional Investments that do not exceed $500,000 in the aggregate per fiscal year.

“Permitted Liens” means:

(i) Liens in favor of Agent or the Lenders;

(ii) Liens existing on the Closing Date (a) which are disclosed in Schedule 1C, (b) until and including the Funding Date, granted in favor of European Investment Bank in connection with the EIB Loan Facility, or (c) until and including the Funding Date, granted in favor of Eastward Fund Management, LLC in connection with the Eastward Facility;

(iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted; provided, that the Loan Parties maintain adequate reserves therefor on Loan Party Books in accordance with GAAP;

(iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Parent’s business and imposed without action of such parties; provided, that such Liens secure amounts that are not overdue for a period of more than 30 days;

(v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(vii) Liens securing Indebtedness permitted in clause (iii) of Permitted Indebtedness; provided that (a) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (and proceeds or products thereof, accessions or additions thereto and improvements thereon) and (b) the Indebtedness secured thereby does not exceed, at the time of incurrence thereof, the cost of the property secured by such Lien;

(viii) Liens incurred in connection with Subordinated Indebtedness;

(ix) (a) leases, subleases, licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the lessor or licensor and (b) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by Parent or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(xii) (a) Liens that are contractual or common law rights of set-off relating to (x) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness or (y) pooled deposit or sweep accounts of Parent and any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and its Subsidiaries and (b) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business;

(xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(xiv) (A) Liens on Cash securing obligations permitted under clauses (vii) and (x) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases;

(xv) Liens in favor of a seller solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition;

(xvi) Liens on Equipment arising from precautionary UCC financing statements regarding operating leases of Equipment;

(xvii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (ii)(a) and (vii) above; provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (and any proceeds or products thereof, accessions or additions thereto and improvements thereon) and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase (except by the amount of any applicable prepayment premiums, other fees or accrued and unpaid interest on the Indebtedness being refinanced); and

(xviii) Liens not otherwise permitted by this definition, so long as neither (a) the aggregate outstanding principal amount of the obligations secured thereby nor (b) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets encumbered thereby exceeds $250,000 at any time.

“Permitted Transfers” means:

(i) sales of Inventory in the ordinary course of business;

(ii) non-exclusive licenses, sublicenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and other licenses and sublicenses that could not result in a legal transfer of title of the licensed property that may be exclusive in certain respects; provided that no such license shall prohibit the grant of a security interest in favor of Agent or the ability of any Loan Party to assign its rights thereunder;

(iii) dispositions of worn-out, obsolete or surplus property that is, in the reasonable judgment of Parent, no longer economically practicable to maintain or used or useful in the ordinary course of business;

(iv) to the extent constituting a Transfer, any Permitted Liens or any Permitted Investments (other than clause (iv)(y) thereof);

(v) Transfers permitted under Section 7.7 or 7.9;

(vi) the settlement, waiver, release or surrender of claims or litigation rights, as determined by Parent or the applicable Subsidiary holding such claims or rights, in its good faith business judgment;

(vii) Transfers of Cash and Cash Equivalents in a manner that is not prohibited by this Agreement;

(viii) Transfers of Equipment to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property or (b) the proceeds of such Transfer are promptly applied to the purchase price of such replacement property;

(ix) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(x) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;

(xi) the unwinding of any Swap Contract in accordance with its terms;

(xii) the transfer of improvements or alterations in connection with the termination of any lease of real or personal property; and

(xiii) other Transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.

“Person” means any individual or natural person, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Post-IPO Contractual Return” has the meaning given to it in Section 2.3(c) of this Agreement.

“Process Letter” has the meaning given to it in Section 11.1(d) of this Agreement.

“Publicity Materials” has the meaning given to it in Section 11.18 of this Agreement.

“Purchase Money Obligation” means, for any Person, the obligations of such Person in respect of Indebtedness (including capital lease obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; (a) such Indebtedness is incurred within 270 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (b) the amount of such Indebtedness does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash (other than restrictions created by or with respect to any Loan Document) of the Loan Parties that is in Deposit Accounts or accounts holding Investment Property, which such accounts are subject to an Account Control Agreement; provided that all Cash of Spire Lux, Spire Scotland and Spire Singapore shall be considered Qualified Cash at all times prior to the Foreign Subsidiary Joinder Date.

“Qualifying IPO” means (a) any listing on a securities exchange or public offering of common Equity Interests of any Borrower Related Entity (other than a public offering pursuant to a registration statement on Form S-8) (including pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering)) or (b) any Qualifying SPAC Transaction.

“Qualifying IPO Conversion Amount” has the meaning given to it in Section 2.1(e)(i) of this Agreement.

“Qualifying IPO Conversion Date” has the meaning given to it in Section 2.1(e)(i) of this Agreement.

“Qualifying IPO Prepayment” has the meaning given to it in Section 2.1(e)(ii) of this Agreement.

“Qualifying SPAC Transaction” means (a) any merger, consolidation, reorganization, recapitalization, capital stock exchange, stock sale, asset sale or other similar transaction or business combination (or series of related transactions or related business combinations), in each such case, of any Borrower Related Entity with, or the acquisition of all or substantially all of the Equity Interests or assets of any Borrower Related Entity by, any special purpose acquisition company formed for the purpose of effecting any of the foregoing transactions with one or more businesses, whether directly or indirectly through one or more direct or indirect Subsidiaries of such special purpose acquisition company, or (b) the Designated SPAC.

“Reaffirmation Agreement” means the Reaffirmation Agreement, in substantially the form attached hereto as Exhibit I, dated as of the Funding Date among the Loan Parties party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Receivables” means (a) all of the Loan Parties’ Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, proceeds of any letter of credit, and Letter of Credit Rights, and (b) all customer lists, software, and business records related thereto.

“Register” has the meaning specified in Section 11.6 of this Agreement.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loan Advance then outstanding.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean (a) any of the following officers of any Loan Party or any Subsidiary thereof: the Chief Executive Officer, Chief Financial Officer, President, Treasurer, Vice President of Finance, General Counsel, Controller, Chief Accounting Officer, or other executive officer holding any equivalent position to any of the foregoing, (b) any manager (gérant) or director (administrateur) of any Loan Party incorporated, established, organised or formed in Luxembourg or having its center of its main interests (centre des intérêts principaux) (as defined in EU Insolvency Regulation) in Luxembourg, or (c) in the case of any Loan Party incorporated in Singapore, any officer of that Loan Party referred to in clause (a) above or any director of that Loan Party.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person fifty percent (50%) or more owned, individually or in the aggregate, by or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scottish Security Documents” means the following documents, each in form and substance reasonably satisfactory to Agent: (a) a Scots law governed Floating Charge between Spire Scotland and Agent, (b) a Scots law governed Shares Pledge between Borrower and Agent, and (c) such other documents incidental to the foregoing documents as Agent may reasonably determine necessary.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means the obligations of the Loan Parties under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Singapore Security Documents” means the following documents, each in form and substance reasonably satisfactory to the Required Lenders and Agent as to its rights and duties: (a) a Singapore law debenture between Spire Singapore and Agent, (b) a Singapore law Share Charge between Borrower and Agent, and (c) such other documents incidental to the foregoing documents as the Required Lenders may reasonably determine necessary.

“Spire Lux” means Spire Global Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, rue Sainte Zithe, L – 2763 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B 219.312.

“Spire Scotland” means Spire Global UK Limited, a company incorporated in Scotland with company registration number SC493745.

“Spire Singapore” means Spire Global Singapore Pte. Ltd., a company incorporated in Singapore with company registration number 201422545E.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions reasonably satisfactory to Agent (including customary lien, enforcement and payment subordination provisions that restrict cash payments (other than cash payments made in lieu of issuing fractional shares in connection with any conversion of such Indebtedness, as applicable), unless otherwise agreed by Agent) and subject to a subordination agreement in form and substance reasonably satisfactory to Agent.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Parent owns or controls, either directly or indirectly, 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of Parent and its Subsidiaries.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) have been determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make the Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1. The aggregate principal amount of the Term Commitments of all Lenders on the Closing Date is $70,000,000.

“Term Loan Advance” means the term loan made pursuant to Section 2.1 of this Agreement (including, for the avoidance of doubt, any payment-in-kind interest added to principal pursuant to Section 2.1(d)).

“Term Loan Maturity Date” means the earlier of (a) April 15, 2026 and (b) the date that the Term Loan Advance shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, Singapore, the United Kingdom or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Interpretation, Etc. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied in a manner consistent with that used in preparing the financial statements delivered pursuant to Section 4.2(h). If at any time any change in GAAP shall occur or is contemplated and such change would affect the computation of any financial covenant, standard or term set forth in any Loan Document, and either Borrower or Agent (acting upon the request of the Required Lenders) shall so request, Borrower, Agent and the Lenders shall negotiate in good faith to amend such provision so as to equitably reflect such change in GAAP with the desired result that the criteria for evaluating Parent and the Subsidiaries’ financial condition shall be the same after such change in GAAP as if such change in GAAP had not occurred (subject to the approval of the Required Lenders, not to be unreasonably withheld, conditioned or delayed); provided, that, until so amended (a) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Parent shall provide Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, notwithstanding the foregoing, all financial covenants contained herein shall be calculated, and compliance with all other covenants (other than delivery of financial statements prepared in accordance with GAAP) shall be determined without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require (x) treating any lease (or similar arrangement conveying the right to use) as a capital or finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015 or (y) recognizing liabilities on the balance sheet with respect to operating leases under FAS 842. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.3 Currency Exchange. For purposes of any determination under this Agreement measured in Dollars, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the spot rate for the purchase of Dollars for the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading

“Currency Trading” or as made available by any other source reasonably acceptable to Agent on the date of such determination; provided, however, that (a) for purposes of determining compliance with respect to the amount of any Indebtedness, Transfer, Investment, transaction permitted by Section 7.7 or judgment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred as a result of changes in rates of exchange occurring after the time such Indebtedness is incurred, or Transfer, Investment or transaction permitted by Section 7.7 is made, or such judgment entered, and (b) notwithstanding anything herein to the contrary, nothing in this paragraph changes, modifies or alters the obligations of any Loan Party to pay all amounts owed hereunder in the Dollar amount required hereunder notwithstanding any changes or other fluctuations with respect to any currency exchanged into Dollars.

1.4 Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to any Person which is incorporated, established, organised or formed in Luxembourg or having its center of its main interests (centre des intérêts principaux) (as defined in EU Insolvency Regulation) in Luxembourg a reference to:

(a) an “agent” includes, without limitation, a mandataire;

(b) a director, officer or manager includes a gérant or an administrateur and a board of directors or board of managers includes a conseil d’administration or a collège de gérance;

(c) a moratorium of any indebtedness, dissolution, administration, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), composition, compromise, assignment or arrangement with any creditor includes bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(d) a liquidator, receiver, administrative receiver, administrator or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur,

(f) a lien or security interest includes any hypotèque, nantissement, gage, privilège, sûreté réelle, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(g) a “guarantee” includes any garantie which is independent from the debt to which it relates and any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code or a garantie professionelle de paiement within the meaning of the Luxembourg law of 10 July 2020;

(h) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit);

(i) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); and

(j) a “set-off” includes, for purposes of the laws of the Grand Duchy of Luxembourg, legal set-off.

1.5 Scottish Terms. Where it relates to Spire Scotland or any other entity incorporated or established, or having its centre of main interests, in Scotland or otherwise relates to assets, rights, property, interests or security located in Scotland or otherwise governed by Scots law, a reference herein (or in any other Loan Document to which Spire Scotland or any such person is party) to:

(a) assignment includes assignation under Scots law and assign shall be construed accordingly;

(b) attachment shall include execution and diligence under Scots law;

(c) beneficial ownership or title or equitable ownership or title (or similar phrases or terms)shall mean the holding of the beneficial interest under a trust;

(d) covenant shall include, without limitation, any obligation or undertaking by either a tenant or landlord under a lease; and in the context of freehold title, includes a burden under Scots law; and in the context of undertakings, covenants shall mean obligations when expressed as a noun; and covenant shall mean oblige itself when expressed as a verb;

(e) a disposal includes a conveyance, disposition and an assignation;

(f) an easement means a servitude under Scots law;

(g) forfeiture includes irritancy under Scots law;

(h) freehold means heritable under Scots law;

(i) good standing means, as regards a company or a limited liability partnership incorporated in Scotland, duly registered at Companies House in Edinburgh with all filings and fees required to be made or paid under the Companies Act 2006 or the Limited Liability Partnerships Act 2000 duly made or paid within applicable time limits;

(j) guaranty means guarantee;

(k) insolvency shall include bankruptcy;

(l) judgment and distress include, without limitation, decree and diligence respectively;

(m) leasehold shall include long leasehold under Scots law;

(n) legal owner includes a heritable proprietor;

(o) mortgagee or chargee includes a heritable creditor or a pledgee;

(p) notice includes an intimation under Scots law;

(q) overriding interest shall include any encumbrance as set out in section 9 of the Land Registration etc. (Scotland) Act 2012;

(r) perfect and perfection shall include complete and completion respectively;

(s) premium shall include, without limitation, a premium, grassum or other financial incentive;

(t) a receiver, administrative receiver, administrator or other similar person includes, without limitation, a Scottish receiver with the powers conferred under Schedule 2 to the Insolvency Act 1986, a judicial factor or any person performing the same function of each of the foregoing;

(u) Security or security or security interest includes, without limitation a standard security, assignation, assignation in security, hypothec, pledge and/or charge;

(v) set-off includes retention, compensation under the Compensation Act 1592 and balancing of accounts in bankruptcy or insolvency;

(w) stay or stayed means sist under Scots law;

(x) surety or guarantor shall include, without limitation, cautionor;

(y) surrender shall mean renunciation under Scots law;

(z) transfer shall include, without limitation, (i) dispone or convey where it relates to tangible or corporeal property and when expressed as a verb; (ii) disposition or conveyance where it relates to tangible or corporeal property and when expressed as a noun; (iii) assign or novate where it relates to intangible or incorporeal property and when expressed as a verb; and (iv) assignation or novation where it relates to intangible or incorporeal property and when expressed as a noun;

(aa) a reference to a “companies registry” or similar includes Companies House in Edinburgh;

(bb) a reference to a “land registry” or similar includes the Land Register of Scotland; and

(cc) any other word or phrase used in this Agreement which has a specific meaning under the governing law hereof shall bear the nearest equivalent discernible meaning under Scots law.

SECTION 2. THE ADVANCE

2.1 Term Loan Advance.

(a) Advance. Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, the Term Loan Advance of $70,000,000 on the Funding Date.

(b) Advance Request. To obtain the Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least five (5) Business Days before the Funding Date) to Agent. The Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to the Term Loan Advance is satisfied as of the Funding Date.

(c) Interest. The outstanding principal balance (including, for the avoidance of doubt, any payment-in-kind interest added to principal pursuant to Section 2.1(d)) of the Term Loan Advance shall bear interest thereon from the Funding Date at a rate of (i) 8.50% per annum, (ii) in the event that Borrower does not elect to prepay the Term Loan Advance in accordance with Section 2.1(e)(ii) or Section 2.1(f)(ii), from and including the Qualifying IPO Conversion Date or the Designated SPAC Conversion Date, as applicable, 9.00% per annum, or (iii) in the event the Lenders do not elect to deliver the Conversion Election Notice in accordance with Section 2.1(f)(i), from and including the Designated SPAC Effective Time, 4.00% per annum, in each case of the foregoing clauses (i) through (iii), based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.

(d) Payment. Borrower will pay interest on the outstanding principal amount of the Term Loan Advance on the last Business Day of each fiscal quarter, beginning the fiscal quarter ending after the Funding Date (each such date, an “Interest Payment Date”). Borrower may elect, upon written notice to Agent to be delivered at least five (5) Business Days prior to each Interest Payment Date (provided that a single notice may be delivered with respect to multiple Interest Payment Dates and, once delivered, shall not be required to be re-delivered in connection with such Interest Payment Date(s)), to have all or any portion of the accrued and unpaid interest payable on the Term Loan Advance be added to the outstanding principal amount of the Term Loan Advance as of such Interest Payment Date (it being understood that if any Term Loan Advance remains outstanding after either the Qualifying IPO Conversion Date or the Designated SPAC Conversion Date has occurred, Borrower shall no longer have the option to make any payments-in-kind as otherwise permitted herein and add all or any portion of the unpaid interest to the outstanding principal amount of the Term Loan Advance). Such principal amount shall thereafter accrue interest as provided in Section 2.1(c) and otherwise be treated as part of the outstanding principal amount of the Term Loan Advance for purposes of this Agreement. The entire outstanding principal balance of the Term Loan Advance and all accrued but unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(e) Qualifying IPO (other than Designated SPAC) – Conversion and Optional Prepayment.

(i) In connection with the consummation of a Qualifying IPO (other than the Designated SPAC), Lenders may elect to convert, with such conversion to be effective immediately prior to the Conversion Time and on a Business Day (such date, the “Qualifying IPO Conversion Date”), in full and not in part, an amount equal to (x) the applicable amount set forth on the payment schedule below, based on the date the applicable Conversion Election Notice is delivered in connection therewith, minus (y) the sum of the total amount of interest already paid in cash pursuant to Section 2.1(d) and the total amount of interest paid-in-kind pursuant to Section 2.1(d) as of the date of such conversion (such amount, the “Qualifying IPO Conversion Amount”) into Conversion Securities, pursuant to and in accordance with the terms and conditions set forth on Addendum 3 attached hereto. Lenders will inform Borrower of their election to effect any such conversion pursuant to a Conversion Election Notice, to be delivered by Agent to Borrower in accordance with the terms and conditions set forth on Addendum 3 attached hereto. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower.

Relevant Period (number of months elapsed since the Funding Date)	Amount
Prior to 12	$17,500,000
On or after 12 but prior to 24	$28,000,000
On or after 24 but prior to 36	$35,000,000
On or after 36 but prior to 48	$42,000,000
On or after 48 but to and including the Term Loan Maturity Date	$49,000,000

(ii) To the extent the Lenders deliver a Conversion Election Notice in accordance with Section 2.1(e)(i), Borrower may elect, on the Qualifying IPO Conversion Date, to prepay the outstanding principal amount of the Term Loan Advance, in full and not in part (the “Qualifying IPO Prepayment”). To the extent Borrower desires to exercise its rights pursuant to this Section 2.1(e)(ii), Borrower shall deliver a written notice to Agent, not less than five (5) Business Days prior to the Qualifying IPO Conversion Date, informing the Agent and the Lenders of its election to make the Qualifying IPO Prepayment. Upon the giving of such notice, the principal amount of the Term Loan Advance shall become due and payable on the Qualifying IPO Conversion Date.

(iii) Upon the conversion pursuant to Section 2.1(e)(i), the prepayment of the Term Loan Advance pursuant to Section 2.1(e)(ii), and the payment in full in cash of all other Secured Obligations, all Secured Obligations (other than inchoate indemnity obligations) shall be deemed satisfied in full and this Agreement and the other Loan Documents (other than the provisions thereof that expressly survive termination) shall terminate and be of no further force or effect. For the avoidance of doubt, all accrued and unpaid interest on the Term Loan Advance as of the Qualifying IPO Conversion Date shall be deemed paid and satisfied upon the conversion pursuant to Section 2.1(e)(i).

(iv) For the avoidance of doubt, in the event that the Lenders have elected to convert in accordance with Section 2.1(e)(i) and the Borrower does not elect to pay the Qualifying IPO Prepayment pursuant to Section 2.1(e)(ii), Borrower shall retain the option to prepay all, but not less than all, of the outstanding principal amount of the Term Loan Advance in accordance with Section 2.3(a), without premium or penalty.

(f) Designated SPAC – Conversion and Optional Prepayment.

(i) In connection with the consummation of the Designated SPAC, Lenders may elect to convert, with such conversion to be effective immediately prior to the Designated SPAC Effective Time and on a Business Day (the “Designated SPAC Conversion Date”), in full and not in part, an amount equal to (x) the applicable amount set forth on the payment schedule below, based on the Designated SPAC Conversion Date, minus (y) the sum of the total amount of interest paid in cash pursuant to Section 2.1(d) and the total amount of interest paid-in-kind pursuant to Section 2.1(d) on or prior to the date of such conversion (such amount, the “Designated SPAC Conversion Amount”) into Conversion Securities (as defined in Addendum 3 attached hereto), pursuant to and in accordance with the terms and conditions set forth below and on Addendum 3 attached hereto. To the extent the Lenders desire to exercise their rights pursuant to this Section 2.1(f)(i), the Lenders shall deliver a Conversion Election Notice to Borrower on or prior to the Funding Date.

Relevant Period (number of months elapsed since the Funding Date)	Amount
Prior to 12	$17,500,000
On or after 12 but prior to 24	$28,000,000
On or after 24 but prior to 36	$35,000,000
On or after 36 but prior to 48	$42,000,000
On or after 48 but to and including the Term Loan Maturity Date	$49,000,000

(ii) To the extent the Lenders deliver a Conversion Election Notice in accordance with Section 2.1(f)(i), Borrower may elect, with such prepayment to be effective immediately prior to the Designated SPAC Conversion Date, to prepay the outstanding principal amount of the Term Loan Advance, in full and not in part (the “Designated SPAC Prepayment”). To the extent Borrower desires to exercise its rights pursuant to this Section 2.1(f)(ii), Borrower shall deliver a written notice to Agent, not less than five (5) Business Days prior to the Designated SPAC Conversion Date, informing the Agent and the Lenders of its election to make the Designated SPAC Prepayment. Upon the giving of such notice, the principal amount of the Term Loan Advance shall become due and payable on the Designated SPAC Conversion Date.

(iii) Upon the conversion pursuant to Section 2.1(f)(i), the prepayment of the Term Loan Advance pursuant to Section 2.1(f)(ii), and the payment in full in cash of all other Secured Obligations, all Secured Obligations (other than inchoate indemnity obligations) shall be deemed satisfied in full and this Agreement and the other Loan Documents (other than the provisions thereof that expressly survive termination) shall terminate and be of no further force or effect. For the avoidance of doubt, all accrued and unpaid interest on the Term Loan Advance as of the Designated SPAC Conversion Date shall be deemed paid and satisfied upon the conversion pursuant to Section 2.1(f)(i).

(iv) For the avoidance of doubt, in the event that the Lenders have elected to convert in accordance with Section 2.1(f)(i) and the Borrower does not elect to pay the Designated SPAC Prepayment pursuant to Section 2.1(f)(ii), Borrower shall retain the option to prepay all, but not less than all, of the outstanding principal amount of the Term Loan Advance in accordance with Section 2.3(a), without premium or penalty.

2.2 Default Interest. (i) Automatically, after the occurrence and during the continuance of an Event of Default described in Section 9.1 or Section 9.5 and (ii) at the option of Agent (acting at the direction of the Required Lenders), after the occurrence and during the continuance of any other Event of Default, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus two percent (2%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or this Section 2.2, as applicable.

2.3 Optional Prepayment, Contractual Return, Post-IPO Contractual Return and Designated SPAC Contractual Return.

(a) Optional Prepayment. At its option, upon at least five (5) Business Days (or such shorter period as agreed to by the Required Lenders in their sole discretion) prior written notice to Agent, Borrower may, subject to Sections 2.3(b) and 2.3(c), prepay all, but not less than all, of the outstanding principal amount of the Term Loan Advance.

(b) Contractual Return. Regardless of the date of payment, repayment, prepayment or termination of the Term Loan Advance, if a Qualifying IPO has not occurred as of such date of payment (or deemed date of payment) (or such prepayment is not made pursuant to Section 2.1(e) or Section 2.1(f), as applicable, in connection with a Qualifying IPO), then on the date Borrower pays (or is deemed to pay in the case of an acceleration of the Term Loan Advance), for any reason (including, but not limited to, any optional or mandatory payment after the occurrence of an Event of Default or after acceleration of the Term Loan Advance including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws), all of the principal balance of the Term Loan Advance, Borrower shall pay to Agent, for the benefit of the Lenders, an amount equal to (i) the applicable amount set forth on the payment schedule below, based on the date of prepayment, minus (ii) the sum of the total amount of interest paid in cash pursuant to Section 2.1(d) on or prior to the date of such prepayment (such amount, the “Contractual Return”):

Relevant Period (number of months elapsed since the Funding Date)	Amount
Prior to 12	$112,000,000
On or after 12 but prior to 24	$112,000,000
On or after 24 but prior to 36	$112,000,000
On or after 36 but prior to 48	$126,000,000
On or after 48 but to and including the Term Loan Maturity Date	$140,000,000

(c) Post-IPO Contractual Return. Regardless of the date of payment, repayment, prepayment or termination of the Term Loan Advance, if a Qualifying IPO (other than the Designated SPAC) has been consummated (or such prepayment is made pursuant to Section 2.1(e) in connection with a Qualifying IPO (other than the Designated SPAC)) and the Lenders have not elected to convert in accordance with Section 2.1(e)(i), on the date Borrower pays (or is deemed to pay in the case of an acceleration of the Term Loan Advance), for any reason (including, but not limited to, any optional or mandatory payment after the occurrence of an Event of Default or after acceleration of the Term Loan Advance including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws), all of the principal balance of the outstanding Term Loan Advance, Borrower shall pay to Agent, for the benefit of the Lenders, an amount equal to (i) the applicable amount set forth on the payment schedule below, based on the date of prepayment, minus (ii) the total amount of interest paid in cash pursuant to Section 2.1(d) on or prior to the date of such prepayment (such amount, the “Post-IPO Contractual Return”):

Relevant Period (number of months elapsed since the Funding Date)	Amount
Prior to 12	$87,500,000
On or after 12 but prior to 24	$98,000,000
On or after 24 but prior to 36	$105,000,000
On or after 36 but prior to 48	$112,000,000
On or after 48 but to and including the Term Loan Maturity Date	$119,000,000

(d) Designated SPAC Contractual Return. Regardless of the date of payment, repayment, prepayment or termination of the Term Loan Advance, if the Designated SPAC has been consummated (or such prepayment is made pursuant to Section 2.1(f) in connection with the Designated SPAC) and the Lenders have not elected to convert in accordance with Section

2.1(f)(i), on the date Borrower pays (or is deemed to pay in the case of an acceleration of the Term Loan Advance), for any reason (including, but not limited to, any optional or mandatory payment after the occurrence of an Event of Default or after acceleration of the Term Loan Advance including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws), all of the principal balance of the outstanding Term Loan Advance, Borrower shall pay to Agent, for the benefit of the Lenders, an amount equal to (i) the applicable amount set forth on the payment schedule below, based on the date of prepayment, minus (ii) the total amount of interest paid in cash pursuant to Section 2.1(d) on or prior to the date of such prepayment (such amount, the “Designated SPAC Contractual Return”):

Relevant Period (number of months elapsed since the Funding Date)	Amount
Prior to 12	$72,800,000
On or after 12 but prior to 24	$75,712,000
On or after 24 but prior to 36	$78,740,480
On or after 36 but prior to 48	$81,890,099
On or after 48 but to and including the Term Loan Maturity Date	$85,165,703

(d) General. Borrower agrees that each of the Contractual Return, the Post-IPO Contractual Return, and the Designated SPAC Contractual Return is a sum of (i) the outstanding principal amount of the Term Loan Advance and accrued and unpaid interest thereon, plus (ii) a charge to lenders, which represents the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan Advance. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. Upon payment in full in cash of the Contractual Return, the Post-IPO Contractual Return or the Designated SPAC Contractual Return, as applicable, and the payment in full in cash of all other Secured Obligations, (i) all Secured Obligations (other than inchoate indemnity obligations) shall be deemed satisfied in full and (ii) this Agreement and the other Loan Documents (other than the provisions thereof that expressly survive termination) shall be deemed terminated and of no further force or effect.

2.4 Notes. If requested by any Lender by written notice to Borrower, Borrower shall execute and deliver to Lender a promissory note or note(s) in a form reasonably satisfactory to such Lender to evidence such Lender’s portion of the Term Loan Advance.

2.5 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advance shall be made pro rata according to the Term Commitments of the relevant Lender.

2.6 Taxes; Increased Costs. The Loan Parties, Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.

2.7 Treatment of Contractual Return, Post-IPO Contractual Return, Designated SPAC Contractual Return, Qualifying IPO Conversion Amount, and Designated SPAC Conversion Amount. Each Loan Party agrees that any portion of the Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount and the Designated SPAC Conversion Amount that does not comprise the outstanding principal amount of, or accrued and unpaid interest on, the Term Loan Advance shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount and the Designated SPAC Conversion Amount shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount or the Designated SPAC Conversion Amount in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) each of the Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount and the Designated SPAC Conversion Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount and the Designated SPAC Conversion Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount or the Designated SPAC Conversion Amount as a charge (and not interest) in the event of prepayment or acceleration; (d) the Loan Parties shall be estopped from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that their agreement to pay the Contractual Return, the Post-IPO Contractual Return, the Designated SPAC Contractual Return, Qualifying IPO Conversion Amount or the Designated SPAC Conversion Amount to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loan Advance.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party, effective as of the Funding Date or the date such Loan Party delivers a Joinder Agreement, as applicable, grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment;

(c) Fixtures; (d) General Intangibles (including Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. For the avoidance of doubt, the security interest granted to Agent in this Section 3.1 shall not attach to (a) the Collateral until the Funding Date and (b) any Collateral owned by Spire Lux or any Loan Party that will be effectively subject to a security interest granted under the Luxembourg Security Documents.

3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (b) any licenses, agreements, instruments, contracts or other documents, and any rights or interest thereunder or assets subject thereto, to the extent that and for so long as the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto (other than any Loan Party or any of its controlled Affiliates) to terminate or requires any consent not obtained under, any such license, agreement, instrument, contract or other document (but only to the extent such prohibition, breach, default or right of termination or consent requirement is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC), (c) any Excluded Accounts, and (d) any assets or property owned by any Loan Party that is not a Domestic Subsidiary and that is expressly excluded from assets subject to Agent’s or any Lender’s security interest by virtue of any provision contained in the Scottish Security Documents, the Singapore Security Documents, or the Luxembourg Security Documents, or the other applicable foreign-law governed security documentation applicable to such Loan Party.

3.3 If this Agreement is terminated in accordance with its terms, Agent’s Lien in the Collateral shall continue until the Secured Obligations (other than inchoate indemnity obligations) are paid in full in accordance with the terms of this Agreement. At such time, the Collateral shall be automatically released from the Liens created hereby or under any other Loan Documents, and this Agreement, the other Loan Documents and all obligations (other than those expressly stated to survive such termination) of Agent, Lender and each Loan Party hereunder and thereunder shall terminate and be of no further force or effect. Agent shall promptly execute such documents, return any Collateral held by Agent hereunder or under any other Loan Documents and take such other steps as are reasonably necessary or reasonably requested by Loan Parties to accomplish or evidence the foregoing, all at the Loan Parties’ sole cost and expense.

3.4 On or prior to the Foreign Subsidiary Joinder Date, each of Spire Scotland, Spire Singapore and Spire Lux shall enter into the Scottish Security Documents, the Singapore Security Documents and/or the Luxembourg Security Documents, respectively, pursuant to which they shall grant security interests in, to and under the collateral described therein, in favor of Agent for the benefit of Agent and the Lenders.

3.5 In the event of any conflict between (a) the provisions of this Agreement and (b) the provisions of any Scottish Security Document, Luxembourg Security Document, Singapore Security Document or other applicable foreign-law governed security documentation applicable to any Loan Party, to the extent of such conflict, the provisions of the Loan Document which is governed by the law of the jurisdiction where the Collateral in question is situated or deemed to be situated shall govern and control; provided, that, in the case of any pledged or charged Equity Interests, the Loan Document governed by the laws of (a) the jurisdiction in which the issuer of such pledged or charged Equity Interest is organized, formed or incorporated, as applicable, shall govern to the extent that Agent can reasonably perfect its security interest in such jurisdiction or (b) otherwise, the jurisdiction in which the owner of such pledged or charged Equity Interests is organized, formed or incorporated, as applicable.

SECTION 4. CONDITIONS PRECEDENT

4.1 Closing Date. This Agreement shall become effective as of the Closing Date upon the satisfaction of the conditions precedent set forth in this Section 4.1:

(a) Agent and the Lenders shall have received each of the following:

(i) executed copies of this Agreement and all other documents and instruments reasonably required by the Lenders to effectuate the transactions contemplated hereby, in all cases in form and substance reasonably acceptable to Agent and the Lenders;

(ii) a certificate from a Responsible Officer of Borrower on behalf of the Loan Parties, dated as of the Closing Date to the effect that (1) all representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date), (2) each Loan Party is in compliance with all of the terms and provisions set forth herein and in each other Loan Document then in effect on its part to be observed or performed, (3) no Event of Default shall have occurred and be continuing, and (4) no event has occurred or condition exists, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect; and

(iii) a certificate from a Responsible Officer of each Loan Party dated as of the Closing Date and certifying (1) as to the incumbency and genuineness of the signature of each officer of such Loan Party executing the Loan Documents to which it is a party and (2) that attached thereto is a true, correct and complete copy of (x) the resolutions of such Loan Party’s Board of Directors and shareholders (as applicable) evidencing approval of the Term Loan Advance and other transactions evidenced by the Loan Documents (including, with respect to Borrower, the FP Stock Grant and the transactions evidenced thereby), (y) the Organizational Documents of such Loan Party, and (z) a certificate of good standing (in each case, if applicable and to the extent such concept exists in such jurisdiction) for such Loan Party from its jurisdiction of incorporation and similar certificates (in each case, if applicable and to the extent such concept exists in such jurisdiction) from all other jurisdictions in which it does business and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b) Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent such documentation and other information is requested by Agent at least ten (10) Business Days prior to the Closing Date, and all such documentation and other information shall be in form and substance reasonably satisfactory to Agent.

(c) Borrower and any applicable Subsidiary shall have sent written notice in form and substance reasonably satisfactory to the Lenders to Eastward Fund Management, LLC and European Investment Bank, informing each of Eastward Fund Management, LLC and European Investment Bank of Borrower and such Subsidiary’s intent to prepay all Indebtedness under the Eastward Facility and the EIB Loan Facility, as applicable.

(d) The Lenders shall have completed their business, legal, and collateral due diligence, the results of which shall be reasonably satisfactory to the Lenders.

(e) a legal opinion of Wilson Sonsini Goodrich & Rosati, US counsel to the Loan Parties, in form and substance reasonably acceptable to Agent.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Loan Document, unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.2 Funding Date. The obligation of Lenders to make the Term Loan Advance is subject to the satisfaction of each of the following conditions on or prior to May 31, 2021 (such date, the “Funding Date”):

(a) Agent and the Lenders shall have received each of the following:

(i) executed copies of the Reaffirmation Agreement and any other Loan Document executed and delivered by each applicable Loan Party;

(ii) an executed copy of the FP Stock Grant Agreement, executed and delivered by all the parties thereto;

(iii) a certificate from a Responsible Officer of each Loan Party, dated as of the Funding Date to the effect that (1) all representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Funding Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date), (2) each Loan Party is in compliance with all of the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, (3) no Event of Default shall have occurred and be continuing, (4) since the Closing Date, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect, (5) there have been no changes to the incumbency, resolutions and the Organizational Documents of such Loan Party delivered pursuant to Section 4.1(a)(iii) on the Closing Date or attached to this certificate are any updates to the foregoing, (6) attached thereto is a certificate of good standing for such Loan Party from its jurisdiction of incorporation and (7) the conditions set forth in Section 4.2(c), (d) and (j) have been satisfied;

(iv) a flow of funds agreement, dated as of the Funding Date and executed by Borrower and Agent, in form and substance reasonably satisfactory to Agent, in connection with the disbursement of the proceeds of the Term Loan Advance;

(v) a legal opinion of Wilson Sonsini Goodrich & Rosati, US counsel to the Loan Parties, in form and substance reasonably acceptable to the Lenders;

(vi) an Advance Request for the Term Loan Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer; and

(vii) any other documents Agent and/or the Lenders may reasonably request.

(b) On the Funding Date, Borrower and its Subsidiaries shall have (i) repaid in full all Indebtedness under the Eastward Facility and the EIB Loan Facility, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) subject to Section 7.23, delivered to Agent and the Lenders payoff letters and all other documents or instruments necessary to release all Liens securing the Eastward Facility and the EIB Loan Facility upon payment in full of the obligations thereunder.

(c) The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Lenders) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Lenders could reasonably be expected to have such effect.

(d) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened in writing or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Agent’s reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e) Agent and the Lenders shall have received all filings and recordations that are required by the Loan Documents or reasonably requested by Agent to perfect the security interests of Agent in the Collateral and Agent and the Lenders shall have received evidence reasonably satisfactory to the Lenders that upon such filings and recordations such security interests constitute valid and perfected first priority Liens (subject to Permitted Liens) thereon to the extent such security interest can be perfected by such filings and recordations.

(f) Agent and the Lenders shall have received the results of a Lien search completed as of a recent date (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens).

(g) Agent shall have received a certificate from Borrower’s insurance broker or other evidence satisfactory to the Lenders that all insurance required to be maintained pursuant to Section 6 is in full force and effect, together with endorsements naming Agent as additional insured and loss payee thereunder to the extent required under Section 6, in each case, in form and substance reasonably satisfactory to the Lenders.

(h) Agent and Lenders shall have received from Company (i) the consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Quarters ending June 30, 2020, September 31, 2020 and December 31, 2020, (ii) pro forma consolidated balance sheets of Borrower and its Subsidiaries as at the Funding Date, and reflecting the transactions contemplated by the Loan Documents to occur on or prior to the Funding Date, which pro forma financial statements shall be in form and substance reasonably satisfactory to the Lenders, and (iii) the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options.

(i) Borrower shall have paid (i) to Agent, to the extent invoiced to Borrower at least three (3) days prior to the Funding Date, reimbursement of Agent’s current expenses reimbursable pursuant to this Agreement and (ii) to Lenders, the Commitment Fee and to the extent invoiced to Borrower at least three (3) days prior to the Funding Date, reimbursement of the Lenders’ current expenses reimbursable pursuant to this Agreement, in each case under this clause (i), which amounts may be deducted from the Term Loan Advance.

(j) The pro forma financial statements delivered pursuant to Section 4.2(h) shall demonstrate in form and substance reasonably satisfactory to the Lenders that on the Funding Date and immediately after giving effect to the Term Loan Advance and the payment of all transaction costs required to be paid in Cash, Company shall not permit Qualified Cash as of such date to be less than $15,000,000.

(k) The FP Stock Grant shall be consummated simultaneously or substantially concurrently with the funding of the Term Loan Advance, in accordance with the terms of the FP Stock Grant Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES

Each Loan Party represents and warrants that:

5.1 Corporate Status. Each Loan Party is a corporation or limited liability company duly organized or incorporated (as applicable), legally existing and in good standing under the laws of its state of incorporation or formation (in each case, if applicable and to the extent such concept exists in such jurisdiction), and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Loan Party’s present name, former names (if any), locations, place of incorporation or formation, Tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by any Loan Party in a written notice (including any Compliance Certificate, which shall be deemed to automatically update such information set forth in Exhibit B) provided to Agent after the Closing Date.

5.2 Collateral. Each Loan Party owns its Collateral, free of all Liens, except for Permitted Liens. Each Loan Party has the power and authority to grant to Agent a Lien in its Collateral as security for the Secured Obligations.

5.3 Consents. Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, and Borrower’s execution of the FP Stock Grant Agreement, (i) have been duly authorized by all necessary corporate or limited liability action of such Loan Party, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Loan Party’s Organizational Documents, or any law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject, (iv) do not violate the Eastward Facility and the EIB Loan Facility or require the consent or approval of any of the parties thereto (other than a Loan Party or any of its Subsidiaries), and (v) except as described on Schedule 5.3, do not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained. This Agreement has been duly executed and delivered by each Loan Party party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law. The individual or individuals executing the Loan Documents and the FP Stock Grant Agreement on behalf of each Loan Party that is party thereto are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

5.5 Centre of Main Interests. Each of Spire Lux and each Loan Party incorporated, established, organized or formed under the laws of the Grand Duchy of Luxembourg has and, upon the opening of any insolvency proceedings, pursuant to the Council Regulation (EC) No. 2015/848 of May 20, 2015 on insolvency proceedings, as amended (the “EU Insolvency Regulation”) will have its central administration (administration centrale), its place of effective management (siège de direction effective) and its center of its main interests (centre des intérêts principaux) (as defined in EU Insolvency Regulation) in the Grand Duchy of Luxembourg being the jurisdiction in which each Lux Guarantor conducts the administration of its interests on a regular basis and which is ascertainable by third parties (there being a rebuttable presumption that a company’s centre of main interests is in the jurisdiction in which it has its registered office) and will not have an “establishment” (being any place of operations where a company carries out or has carried out in the three month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets), as defined in Article 2(10) of the EU Insolvency Regulation, outside the Grand Duchy of Luxembourg.

5.6 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or their property, that is reasonably expected to result in a Material Adverse Effect.

5.7 Laws. No Loan Party nor any of their Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Loan Party is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement to which it is a party or by which it is bound, where such default is reasonably expected to result in a Material Adverse Effect.

No Loan Party nor any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. No Loan Party nor any of their Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). The Loan Parties and each of their Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any of their Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party’s nor any of their Subsidiaries’ properties or assets has been used by such Loan Party or such Subsidiary or, to such Loan Party’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. The Loan Parties and each of their Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

No Loan Party, any of their Subsidiaries, or when acting in any capacity in connection with the transactions contemplated by this Agreement, any of their respective Affiliates or any of their respective agents is (a) in violation of any applicable Anti-Terrorism Law, (b) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any applicable Anti-Terrorism Law, or (c) is a Blocked Person. No Loan Party, any of their Subsidiaries, or, to the knowledge of any Loan Party, when acting in any capacity in connection with the transactions contemplated by this Agreement, any of their respective Affiliates or any of their respective agents, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person to the extent this business would be prohibited by an applicable Anti-Terrorism Law, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked under applicable Anti-

Terrorism Laws to the extent this business would be prohibited by an applicable Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, Sanctions, or anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of each Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

No Loan Party, any of their Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of the Loan Parties, any agent for the Loan Parties or their Subsidiaries that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Term Loan Advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.8 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of the Loan Parties to Agent in connection with any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading at the time such statement was made or deemed made; provided that with respect to any financial or business projections provided by the Loan Parties to Agent, whether prior to or after the Closing Date, the Loan Parties represent only that such projections (i) were prepared in good faith and based on assumptions believed to be reasonable at the time and such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, and that actual results may differ, and (ii) are the most current of such projections presented to Parent’s Board of Directors.

5.9 Tax Matters. Except as described on Schedule 5.9, (a) the Loan Parties and their Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) the Loan Parties and their Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which the Loan Parties and their Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of the Loan Parties’ knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to the Loan Parties or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10 Intellectual Property Claims. Each Loan Party is the sole owner of, or otherwise has the right to use, the Intellectual Property material to such Loan Party’s business. Except as described on Schedule 5.10, (i) each of the Copyrights, Trademarks and Patents is valid and enforceable, (ii) no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made in writing to any Loan Party that any part of the Intellectual Property violates the rights of any third party, except, in the case of each of clauses (i) through (iii), as would not reasonably be expected to have a Material Adverse Effect. Exhibit C is a true, correct and complete list of each of the Loan Parties’ Patents, registered Trademarks, registered Copyrights, and material agreements under which any Loan Party licenses Intellectual Property from third parties (other than shrink-wrap software licenses and over-the-counter software that is commercially available to the public), together with application or registration numbers, as applicable, owned by a Loan Party or any Subsidiary, in each case as of the Closing Date. No Loan Party is in material breach of, nor has any Loan Party failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to the Loan Parties’ knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.11 Intellectual Property.

No material software or other materials used by any Loan Party or any of its Subsidiaries (or used in any Loan Party Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (a) distributed to third parties at no charge or a minimal charge (royalty-free basis); (b) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (c) used in a manner that does could require disclosure or distribution in source code form.

5.12 Loan Party Products. Except as described on Schedule 5.12, no Intellectual Property owned by any Loan Party or Loan Party Product has been or is subject to any actual or, to the knowledge of the Loan Parties, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner a Loan Party’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof, except as could not reasonably be expected to have a Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of the Loan Parties or Loan Party Products, except as could not reasonably be expected to have a Material Adverse Effect. No Loan Party has received any written notice or claim, or, to the knowledge of the Loan Parties, oral notice or claim, challenging or questioning a Loan Party’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to the Loan Parties’ knowledge, is there a reasonable basis for any such claim, except as could not reasonably be expected to have a Material Adverse Effect. Neither a Loan Party’s use of its Intellectual Property nor the production and sale of Loan Party Products infringes the Intellectual Property or other rights of others, except as could not reasonably be expected to have a Material Adverse Effect.

5.13 Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which any Loan Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which any Loan Party or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.14 Employee Loans. Other than as permitted pursuant to Section 7.7, no Loan Party has outstanding loans to any employee, officer or director of such Loan Party nor has any Loan Party guaranteed the payment of any loan made to an employee, officer or director of such Loan Party by a third party.

5.15 Capitalization and Subsidiaries. Each Loan Party’s capitalization as of the Closing Date is set forth on Schedule 5.15 annexed hereto. No Loan Party owns any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.15, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided after the Closing Date, is a true, correct and complete list of each Subsidiary of Parent.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to the Lenders, and (ii) casualty insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained (A) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (B) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (1) name Agent as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Lenders, that names Agent as the loss payee thereunder. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Agent may (but without obligation) arrange for such insurance, at the Loan Parties’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right (at the direction of the Required Lenders), in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.2 Certificates. The Loan Parties shall deliver to Agent certificates of insurance that evidence the Loan Parties’ compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. The Loan Parties’ insurance certificate shall state Agent (shown as “FP Credit Partners, L.P., as Agent”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that any Loan Party may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Upon the request of Agent, the Loan Parties shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, the Loan Parties shall promptly deliver to Agent updated insurance certificates with respect to such policies and upon the request of Agent, provide Agent with copies of such policies.

6.3 Indemnity. Each Loan Party agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

SECTION 7. COVENANTS OF LOAN PARTIES

Each Loan Party agrees as follows:

7.1 Financial Reports. Parent shall furnish to Agent (for distribution to each Lender) the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) prior to the consummation of a Qualifying IPO, as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Parent or any of its Subsidiaries) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Parent’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements and (iv) non-compliance with FAS 123R;

(b) as soon as practicable (and in any event within forty-five (45) days after the end of each fiscal quarter (or, if Parent becomes subject to SEC reporting rules, each of the first three fiscal quarters of each fiscal year), unaudited interim and year-to-date financial statements as of the end of such fiscal quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Parent or any of its Subsidiaries) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Parent’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments and (iii) non-compliance with FAS 123R, and, prior to the consummation of a Qualifying IPO, the most recent capitalization table for Parent;

(c) as soon as practicable (and in any event within one hundred eighty (180) days or, if Parent becomes subject to SEC reporting rules, ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Parent and reasonably acceptable to the Required Lenders, accompanied by any management report from such accountants;

(d) together with any financial statements delivered pursuant to Sections 7.1(a), 7.1(b) and 7.1(c), a Compliance Certificate in the form of Exhibit E;

(e) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Parent has made available to holders of its preferred stock and copies of any regular, periodic and special reports or registration statements that Parent files with the SEC or any Governmental Authority that may be substituted therefor, or any national securities exchange;

(f) prior to the consummation of a Qualifying IPO, at the same time and in the same manner as it gives to its directors, copies of all notices, minutes, consents and other materials that Parent provides to its directors in connection with meetings of the Board of Directors, and promptly once available, minutes of such meeting; provided that in all cases Parent may redact (i) confidential compensation information, (ii) other information to the extent necessary to preserve any applicable legal privilege (including attorney-client privilege or work product privilege), protect highly confidential proprietary information or trade secrets, avoid any violation of any applicable laws and regulations, including the International Traffic in Arms Regulations and Export Administration Regulations, or for other similar reasons, (iii) information relating to Agent and the Lenders (or the Loan Parties’ strategy regarding the Term Loan Advance, Agent or the Lenders) and any other information that could reasonably be expected to result in a conflict of interest and (iv) any third-party information the disclosure of which is prohibited by a binding confidentiality agreement or undertaking; provided that such agreement or undertaking was not made in connection with or in contemplation of this clause (f);

(g) budget and/or financial and business projections promptly following their presentation to Parent’s Board of Directors, and in any event, within sixty (60) days after the end of Parent’s fiscal year, and promptly after any update to such projections or budget is presented to Parent’s Board of Directors; as well as budgets, operating plans and other financial information reasonably requested by the Required Lenders;

(h) to the extent a Qualifying IPO has not occurred, a copy of Borrower’s annual 409A valuation report as soon as practicable (and in any event, within 30 days after such report becomes available to Borrower);

(i) prompt notice (and in any event, within three (3) Business Days) if any Responsible Officer of Parent or any Subsidiary has knowledge that Parent, or any Subsidiary or Affiliate of Parent, is listed on the OFAC Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering; and

(j) promptly after receipt thereof by Parent or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Parent or any Subsidiary thereof;

(k) promptly after following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent or any of its Subsidiaries by independent accountants in connection with the accounts or books of Parent or any Subsidiary; and

(l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as Agent may reasonably request (as directed by the Required Lenders).

No Loan Party shall (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any material change in its (a) accounting policies or reporting practices, except as required or permitted by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of the Loan Parties shall end on December 31.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(b), (c) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); provided that Parent shall notify Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

7.2 Management Rights. The Loan Parties shall permit any representative that Agent or the Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties at reasonable times, upon reasonable notice and during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of the Loan Parties to discuss such books of account and records. In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Loan Parties concerning significant business issues affecting the Loan Parties. Such consultations shall not unreasonably interfere with the Loan Parties’ business operations. Notwithstanding the foregoing, the Loan Parties shall be permitted to redact (i) confidential compensation information, (ii) other information to the extent reasonably necessary to preserve any applicable legal privilege (including attorney-client privilege or work product privilege), protect highly confidential proprietary information, or for other similar reasons (iii) information relating to Agent and the Lenders (or the Loan Parties’ strategy regarding the Term Loan Advance, Agent or the Lenders) and any other information that could reasonably be expected to result in a conflict of interest and (iv) any third-party information the disclosure of which is prohibited by a binding confidentiality agreement or undertaking; provided that such agreement or undertaking was not made in connection with or in contemplation of this Section 7.2(iv).

7.3 Further Assurances. The Loan Parties shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents required by the Loan Documents or reasonably requested by Agent to perfect, give the highest priority (subject to Permitted Liens) to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. The Loan Parties shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be required by the Loan Documents, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Loan Party hereby authorizes Agent to execute and deliver on behalf of such Loan Party and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Loan Party in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Loan Party either in Agent’s name or in the name of Agent as agent and attorney-in-fact for such Loan Party. Each Loan Party shall protect and defend such Loan Party’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens. Notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, Agent shall not be responsible for the preparation, filing, form, content or continuation of any UCC financing statements, mortgages, intellectual property security agreements, assignments, conveyances, financing statements, transfer endorsements or similar instruments. For the avoidance of doubt, the Required Lenders (or the designee of the Required Lenders) shall make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Loan Parties) the security interest created by the Loan Documents in the Collateral as a first priority perfected security interest (subject to Permitted Liens) to the extent perfection is required herein or by the other Loan Documents, and promptly provide evidence thereof to the Agent.

7.4 Indebtedness. No Loan Party shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, in each case, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay any Indebtedness, except for (a) the payment of all Indebtedness under the Eastward Facility and the EIB Loan Facility on the Funding Date, (b) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (c) to the extent such Indebtedness is permitted under this Agreement, Purchase Money Obligations, (d) prepayment by any Subsidiary of (i) intercompany Indebtedness owed by such Subsidiary to such Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party, (e) Subordinated Indebtedness, as permitted by the terms of then applicable subordination or intercreditor agreement between Agent and the holders of such Indebtedness, (f) Indebtedness permitted by clauses (i), (iv), (vii), (x), (xi), (xiii), (xiv), and (xv) of the definition of “Permitted Indebtedness”; provided that the time of such repayment and after giving effect thereto, no Event of Default has occurred and is continuing; (g) Indebtedness refinanced in accordance with clause (xix) of the definition of “Permitted Indebtedness”; and (h) as otherwise permitted hereunder or approved in writing by Agent (as directed by the Required Lenders).

7.5 Collateral. From and after the Funding Date, each Loan Party shall at all times keep the Collateral and all other property and assets used in such Loan Party’s business or in which such Loan Party now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice upon any Responsible Officer becoming aware of any legal process that could reasonably be expected to materially and adversely affect the Collateral, such other property and assets, or any Liens thereon; provided however, that the Collateral and such other property and assets may be subject to Permitted Liens. From and after the Funding Date, no Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party except for any such restrictions that (a) exist under this Agreement and the other Loan Documents, (b) exist under any agreements governing any (i) Purchase Money Obligations or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and any proceeds or products thereof, accessions or additions thereto and improvements thereon) or (ii) Subordinated Indebtedness, (c) until and including the Funding Date, exist under the Eastward Facility and the EIB Loan Facility, (d) are customary restrictions in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby, so long as such restrictions relate solely to the assets subject thereto (and any proceeds or products thereof, accessions or additions thereto and improvements thereon), (e) that are restrictions on Liens in favor of any holder of Indebtedness permitted under clause (xvii) of the definition of Permitted Indebtedness (solely to the extent such restriction relates to assets acquired in connection with the Permitted Acquisition in connection with which such Indebtedness referred to in clause (xvii) of the definition of Permitted Indebtedness was acquired), (f) are binding on a Person at the time such Person becomes a Subsidiary of Parent, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary of Parent, (g) restrictions on Excluded Accounts, (h) are customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by Parent or any Subsidiary, solely to the extent in effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto (for the avoidance of doubt, this clause (h) does not permit the consummation of any Change of Control or Transfer that is otherwise prohibited by the Loan Documents); and (i) restrictions and conditions imposed by applicable law. Each Loan Party shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary (other than holders of Permitted Liens), and each Loan Party shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens or as otherwise permitted by this Section 7.5), and shall give Agent prompt written notice upon any Responsible Officer becoming aware of any legal process materially and adversely affecting such Subsidiary’s assets.

7.6 Investments. No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments.

7.7 Distributions. Each Loan Party shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than (i) pursuant to employee, director or consultant repurchase plans or other similar agreements; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (ii) amounts permitted to be paid to European Investment Bank under the warrants issued to European Investment Bank by Borrower as existing on the Closing Date, (iii) the conversion of any convertible securities (including debt securities) permitted hereunder into Equity Interests (other than Disqualified Equity Interests) pursuant to the terms of such convertible securities or otherwise in exchange thereof and cash payments in lieu of the issuance of fractional shares in connection therewith, (iv) repurchases or redemptions on Equity Interests of Parent payable solely in the form of Equity Interests of Parent (other than Disqualified Equity Interests) or funded with up to twenty percent (20%) of the gross proceeds of a substantially concurrent equity contribution or issuance of new Equity Interests (other than Disqualified Equity Interests), (v) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants or options, and (vi) in connection with the retention of Equity Interests in payment of withholding taxes in connection with equity-based compensation plans; (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that (i) a Subsidiary may pay dividends or make other distributions to Parent or any Subsidiary of Parent and (ii) Parent may make cash distributions in lieu of the issuance of fractional shares, as provided in the foregoing clauses (a)(iii) and (a)(v), or (c) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $500,000 in the aggregate.

7.8 Transfers. Except for Permitted Transfers, the Loan Parties shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (each such action, a “Transfer”) any equitable, beneficial or legal interest in any material portion of its assets.

7.9 Mergers or Acquisitions. Each Loan Party shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, other than mergers or consolidations of (a) a Loan Party or any Subsidiary with or into any other Person so long as if a Loan Party is party to such transaction, the surviving entity shall be the Loan Party or simultaneously with such merger or consolidation, the continuing or surviving entity shall become a Loan Party in accordance with Section 7.13 or (b) a Loan Party into another Loan Party; provided that if Parent is involved in any such merger or consolidation other than with Borrower, Parent shall be the surviving entity and if Borrower is involved in any such merger or consolidation, Borrower shall be the surviving entity. No Loan Party shall acquire, or permit any of its Subsidiaries to consummate any Acquisition, other than in connection with a Permitted Acquisition.

7.10 Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against such Loan Party or the Collateral or upon such Loan Party’s ownership, possession, use, operation or disposition thereof or upon such Loan Party’s rents, receipts or earnings arising therefrom. Each Loan Party shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, the Loan Parties and their Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which the Loan Parties and their Subsidiaries maintain adequate reserves in accordance with GAAP.

7.11 Corporate Changes. No Loan Party nor any Subsidiary thereof shall change its corporate name, legal form or jurisdiction of incorporation or formation without ten (10) days’ prior written notice to Agent. No Loan Party nor any Subsidiary thereof shall suffer a Change in Control. No Loan Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America (with respect to those Loan Parties organized in the United States), Singapore (with respect to those Loan Parties organized or incorporated in Singapore), Scotland (with respect to those Loan Parties organized in Scotland) or Luxembourg (with respect to those Loan Parties organized in Luxembourg), or with respect to any other Subsidiaries following the Closing Date, the applicable jurisdiction of organization on the date such Subsidiary is joined as a Loan Party. No Loan Party shall relocate any item of Collateral (other than (w) sales of Inventory in the ordinary course of business, (x) satellite, Satellite Ground Station and related equipment to a customer or bailee in the course of the production, shipping, integration, testing and/or installation of such equipment in the ordinary course of Loan Parties’ business, (y) other relocations of Equipment having an aggregate value of up to $1,000,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) it has provided prompt written notice to Agent, (ii) to the extent such Collateral is relocated to a jurisdiction that is not the United States of America, Scotland, Singapore, Luxembourg or other jurisdiction for which applicable foreign-law governed security documentation has been entered into in connection with this Agreement, it has provided Agent with documentation in form and substance reasonably acceptable to Required Lenders which grants Agent a perfected first priority security interest in such Collateral (subject to Permitted Liens), and (iii) if such relocation is to a third party bailee and within the continental United States of America, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent as to its duties and rights and the Required Lenders (but excluding locations where Collateral with a value below $1,000,000 is maintained).

7.12 Deposit Accounts or Other Accounts. Other than Excluded Accounts, no Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has (a) an Account Control Agreement or (b) such other agreement as may be reasonably acceptable to the Required Lenders for Deposit Accounts or accounts holding Investment Property outside of the United States of America (provided, however, that the taking of any actions required under the Scottish Security Documents, the Singapore Security Documents, or the Luxembourg Security Documents shall be deemed sufficient to satisfy the requirements of this Section 7.12 with respect to any accounts located in the United Kingdom, Singapore or Luxembourg).

7.13 Subsidiaries and Joinders. Parent shall promptly notify Agent of each Subsidiary acquired or formed subsequent to the Closing Date and, within thirty (30) days of formation or acquisition (or such longer period as agreed to by Agent (as directed by the Required Lenders) in its sole discretion) of any Material Subsidiary, shall cause (a) any such Material Subsidiary to execute and deliver to Agent a Joinder Agreement and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates required by the Loan Documents, and as may be reasonably requested by Agent in order to cause Agent to have a Lien on all assets of such Material Subsidiary, which Lien shall be perfected and shall be of first priority (subject to Permitted Liens). Within thirty (30) days of the consummation of a Qualifying SPAC in which Borrower becomes the Subsidiary of Parent, Parent shall (x) execute and deliver to Agent a Joinder Agreement and (y) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Agent in order to cause Agent to have a Lien on all assets of Parent, which Lien shall be perfected and shall be of first priority (subject to Permitted Liens).

7.14 [Reserved.]

7.15 Notification of Default or Event of Default. Borrower shall notify Agent promptly, but in any event not later than five (5) Business Days of the occurrence of any Default or Event of Default. Borrower shall notify Agent promptly, but in any event not later than five (5) Business Days of the occurrence of (a) any material change in accounting or financial reporting practices by Parent or any Subsidiary and (b) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect. Each notice delivered under this Section 7.15 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the occurrence requiring such notice and stating what action Borrower has taken and proposes to take with respect thereto

7.16 Changes to Certain Agreements. No Loan Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under either the EIB Loan Facility or the Eastward Facility after the Closing Date without in each case obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification or waiver. No Loan Party shall amend or permit any amendments (a) to the Designated SPAC Agreement or any schedules, exhibits, agreements or other documents related to the Designated SPAC in a manner that could reasonably be expected to be materially adverse to Agent or the Lenders in their role as such or (b) any Loan Party’s Organizational Documents in a manner that could reasonably be expected to be materially adverse to Agent or the Lenders, including, without limitation, any amendment, modification or change to any of Loan Party’s Organizational Documents to effect a division or plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law).

7.17 Use of Proceeds. Borrower agrees that the proceeds of the Term Loan Advance shall be used solely to (a) refinance existing indebtedness pursuant to the EIB Loan Facility and the Eastward Facility, (b) to pay related fees and expenses in connection with this Agreement, and (c) for working capital and general corporate purposes, including the repurchase of warrants issued to European Investment Bank by Borrower as existing on the Closing Date. No Term Loan Advance, use of proceeds or other transaction contemplated by this Agreement will be used (a) for the purpose of funding, financing, or facilitating any activities, business, or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent this transaction would result in a violation of any applicable Sanctions, or (b) in any other manner that would result in a violation of any Anti-Corruption Laws or Sanctions applicable to any party hereto.

7.18 [Reserved.]

7.19 Compliance with Laws.

Each Loan Party shall maintain, and shall cause its Subsidiaries to maintain, compliance with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of such Loan Party’s business, except, in the case of each of the foregoing, as would not reasonably be expected to have a Material Adverse Effect.

No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Sanctioned Person to the extent such transaction would result in a violation of any applicable Sanctions. No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person to the extent such transaction would result in a violation of any applicable Sanctions, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law to the extent such transaction would result in a violation of any applicable Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Each Loan Party will continue to implement and maintain in effect policies and procedures reasonably designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents, when acting in any capacity in connection with the transactions contemplated by this Agreement, with Anti-Corruption Laws and applicable Sanctions, and to the knowledge of each Loan Party, its Subsidiaries and their respective officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

To the knowledge of each Loan Party, no Loan Party nor any of their Subsidiaries or any of their respective directors, officers, employees, or any agent for the Loan Parties or their Subsidiaries that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Term Loan Advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.20 Financial Covenant (Minimum Qualified Cash). The Loan Parties shall not permit Qualified Cash as of the last day of any fiscal quarter to be less than $15,000,000. Notwithstanding the foregoing, to the extent the Financial Covenant Waiver Period is in effect, the foregoing financial covenant shall not be applicable with respect to such period. Upon the consummation of a Qualifying IPO and at all times thereafter, the foregoing financial covenant shall no longer apply.

7.21 Intellectual Property. Each Loan Party shall (a) protect, defend and maintain the validity and enforceability of its material Intellectual Property; (b) promptly advise Agent in writing upon any Responsible Officer obtaining knowledge of material infringements of its Intellectual Property; and (c) not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If a Loan Party (a) obtains ownership of any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, or (b) applies for any Patent or the registration of any Trademark, then such Loan Party shall provide written notice thereof to Agent concurrently with the next Compliance Certificate delivered pursuant to Section 7.1(d) and shall execute such intellectual property security agreements and other documents and take such other actions as required by the Loan Documents, or as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property (subject to Permitted Liens). If a Loan Party decides to register any Copyrights or mask works in the United States Copyright Office or any foreign equivalent thereof, such Loan Party shall: (x) provide Agent with at least ten (10) days prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office or such foreign equivalent thereof (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as required by the Loan Documents, or as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office or any foreign equivalent thereof; and (z) record such intellectual property security agreement with the United States Copyright Office or any foreign equivalent thereof contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office or any foreign equivalent thereof. The Loan Parties shall provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works concurrently with the next Compliance Certificate delivered pursuant to Section 7.1(d).

7.22 Transactions with Affiliates. The Loan Parties shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of a Loan Party or such Subsidiary except (a) on terms that are no less favorable to such Loan Party or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Subsidiary, (b) transactions by and among the Loan Parties, (c) employment and consulting arrangements, including stock options and severance arrangements, in each case in the ordinary course of business, (d) customary and reasonable employee compensation, reimbursement and indemnity arrangements, in each case approved by the board of directors of Parent, (e) transactions permitted by Sections 7.6, 7.7, or 7.9, and (f) bona fide equity financings and issuance of Subordinated Indebtedness.

7.23 Post-Funding Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Funding Date, the Loan Parties shall deliver to Agent:

(a) within 30 days of the Funding Date (or such later date as agreed to by the Required Lenders in their sole discretion), local filings and notices required to be delivered in Luxembourg that involve third parties with respect to the repayment and termination of the Eastward Facility and the EIB Loan Facility;

(b) within 30 days of the Funding Date (or such later date as agreed to by the Required Lenders in their sole discretion) (such date, the “Foreign Subsidiary Joinder Date”), each of Spire Lux, Spire Singapore and Spire Scotland shall enter into a Joinder Agreement and take all such actions and execute and deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 4.2 (to the extent applicable), including any action and any document reasonably requested by the Required Lenders in order to cause Agent to have a Lien on all assets of Spire Lux, Spire Singapore and Spire Scotland, which Lien shall be perfected and shall be of first priority (subject to Permitted Liens);

(c) on the date Spire Lux or any Loan Party incorporated in the Grand Duchy of Luxembourg enters into a Joinder Agreement and Luxembourg Security Documents, (i) provide Agent with a copy of the shareholders’ register (registre d’associés or registre d’actionnaires) of such Loan Party, reflecting the granting of the Lien in favour of Agent, and (ii) send a notice of account pledge to any account bank in respect of pledged Deposit Accounts and cause such account bank to execute a form of waiver and acknowledgment within the period provided for in the applicable Luxembourg Security Documents; and

(d) within 30 days of the Funding Date (or such later date as agreed to by Agent in its sole discretion), Agent shall have received (i) original stock or share certificates or other certificates (as applicable) evidencing the Equity Interests pledged or charged pursuant to this Agreement, and/or any other Loan Document, together with an undated stock power or share transfer form (as applicable) for each such certificate duly executed in blank by the registered owner thereof (or, in the case of the Equity Interests of Spire Scotland, such deliverables as are required by the Scottish Security Documents) and (ii) each original promissory note pledged pursuant to this Agreement or any other Loan Document, together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

SECTION 8. GUARANTY

8.1 Guaranty of the Secured Obligations. Subject to the provisions of Section 8.2, Guarantors, effective as of the Funding Date, jointly and severally hereby irrevocably and unconditionally guaranty for the benefit of Agent and ratable benefit of the other Beneficiaries the due and punctual payment in full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

8.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Guarantor for purposes of this Section 8.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 8.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 8.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 8.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 8.2.

8.3 Payment by Guarantors. Subject to Section 8.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Agent for its benefit and the ratable benefit of the other Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

8.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f) subject to the Legal Reservations, this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

8.5 Waivers by Guarantors. Each Guarantor hereby waives to the fullest extent permitted by applicable law, for the benefit of the Beneficiary: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 8.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

8.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full in Cash and the Term Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full in Cash and the Term Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 8.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full in Cash, such amount shall be held in trust for Agent on behalf of the Beneficiaries and shall forthwith be paid over to Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

8.7 Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

8.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full in Cash and the Term Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

8.9 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

8.10 Financial Condition of Borrower. The Term Loan Advance may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

8.11 Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent acting pursuant to the instructions of the Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

8.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Permitted Transfer.

8.13 Guarantee Limitation (Luxembourg). Notwithstanding any other provision of this Agreement, the maximum liability of any Guarantor incorporated, established, organized or formed in Luxembourg or having its center of its main interests (centre des intérêts principaux) (as defined in EU Insolvency Regulation) in Luxembourg under this Agreement, for the obligations of the Borrower shall be limited to an amount not exceeding the higher of:

(i) 95% of the Guarantor’s own funds (capitaux propres), as referred to in annex I to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Regulation”) as increased by the amount of any Intra-Group Liabilities (as defined below), each as reflected in the Guarantor’s latest duly approved annual accounts at the date of this Agreement; and

(ii) 95% the Guarantor’s own funds (capitaux propres), as referred to the Regulation as increased by the amount of any Intra-Group Liabilities (as defined below), each as reflected in the Guarantor’s latest duly approved annual accounts at the time the guarantee is called.

For the purposes of this paragraph, “Intra-Group Liabilities” means all existing liabilities owed by the Guarantor to any Affiliate.

The above limitation shall not apply to any amounts borrowed by, or made available to, in any form whatsoever, the Guarantor or any of its direct or indirect present or future subsidiaries under any Loan Documents (or any document entered into in connection therewith).

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Any Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or a Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days following such Loan Party’s failure to pay; or

9.2 Covenants. Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.19, 7.20, 7.21, and 7.23) or any other Loan Document, such default continues for more than thirty (30) days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to Borrower and (ii) any Loan Party has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.19, 7.20, 7.21, and 7.23, the occurrence of such default; or

9.3 [Reserved].

9.4 Representations. Any representation or warranty made by a Loan Party in any Loan Document or in the FP Stock Grant Agreement shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. A Loan Party (a) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, application, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, judicial management, moratorium order or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, liquidator or judicial manager of such Loan Party or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such Loan Party; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) such Loan Party or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (b) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against such Loan Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, judicial management or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such Loan Party being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) such Loan

Party shall file any answer admitting or not contesting the material allegations of a petition or an application filed against such Loan Party in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of such Loan Party, of any trustee, receiver, liquidator or judicial manager of such Loan Party or of all or any substantial part of the properties of such Loan Party without such appointment being vacated; or

9.6 Attachments; Judgments. (a) Any material portion of a Loan Party’s assets is attached or seized, or a levy is filed against any such assets, (b) a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $1,000,000, or (c) a Loan Party is enjoined or in any way prevented by court order from conducting a material part of its business; or

9.7 Other Obligations. The occurrence of any default under any agreement or obligation of a Loan Party involving any Indebtedness in excess of $1,000,000 which could entitle or permit any Person to accelerate such Indebtedness. There occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (a) any event of default under such Swap Contract as to which Parent or any Subsidiary is the “Defaulting Party” (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (b) any “Termination Event” (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which Parent or any Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by Parent or any Subsidiary as a result thereof is greater than $1,000,000;

9.8 Declared Company. Spire Singapore is declared by the Minister for Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

SECTION 10. REMEDIES

10.1 General. Upon the occurrence of and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with any Contractual Return, Post-IPO Contractual Return or Designated SPAC Contractual Return, as applicable, and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, any applicable Contractual Return, Post-IPO Contractual Return or Designated SPAC Contractual Return) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to, exercisable following the occurrence and during the continuance of an Event of Default: (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or such Loan Party’s name, as Agent may elect); (iii) make, settle, and adjust all claims under such Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; (vi) receive, open and dispose of mail addressed to such Loan Party; (vii) endorse such Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (viii) notify all account debtors to pay Agent directly. Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require the Loan Parties to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final indefeasible payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of a Loan Party or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

FP Credit Partners, L.P.

Attention: Martin Palomino

One Letterman Drive

Building C – Suite 410

San Francisco, CA 94129

email: palomino@franciscopartners.com

(b)	If to the Lenders:

FP Credit Partners, L.P.

Attention: Martin Palomino

One Letterman Drive

Building C – Suite 410

San Francisco, CA 94129

email: palomino@franciscopartners.com

(c)	If to a Loan Party:

Spire Global, Inc.

Attention: Legal

251 Rhode Island Street, Suite 204

San Francisco, CA 94013

email: legal@spire.com

Telephone: (415) 356-3400

or to such other address as each party may designate for itself by like notice.

(d) Service of Process. Each of Spire Lux, Spire Singapore, Spire Scotland, and each other Loan Party that is organized outside of the United States of America shall, at the time such entity delivers a Joinder Agreement, appoint CT Corporation System, or other agent acceptable to the Required Lenders, as its agent for the purpose of accepting service of any process in the United States of America, evidenced by a service of process letter in form and substance satisfactory to the Required Lenders (each, a “Process Letter”). Each Loan Party shall take all actions, including payment of fees to such agent, to ensure that each Process Letter remains effective at all times.

11.2 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Francisco Partners Management, L.P.’s exclusivity letter dated February 11, 2021 and the Non-Disclosure Agreement).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.2(b). The Required Lenders and the Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and the Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of the Term Loan Advance, extend the scheduled date of any amortization payment in respect of the Term Loan Advance, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.2(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 or Addendum 2 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Loan Parties, the Lender, Agent and all future holders of the Term Loan Advance.

11.3 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.4 No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Loan Parties at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.

11.5 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.11, 11.14, 11.15 and 11.17 shall survive the termination of this Agreement.

11.6 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents with Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed and provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five Business Days after having received notice thereof); provided that Borrower’s prior written consent shall not be required (a) if a Default or Event of Default has occurred and is continuing, (b) for any transfer to an Affiliate of any Lender or Agent or an Approved Fund, or (c) for any participation in accordance with Section 11.7. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Term Loan Advance owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignee shall be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any assignment, than its assigning Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the assignment.

11.7 Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loan Advance or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register

(including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and the Lenders in the State of New York, and shall have been accepted by Agent and the Lenders in the State of New York. Payment to Agent and the Lenders by Borrower of the Secured Obligations is due in the State of New York. This Agreement and the other Loan Documents (other than the Scottish Security Documents, the Luxembourg Security Documents, the Singapore Security Documents and any other Loan Document which expressly states the contrary) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive jurisdiction and venue of such courts; (b) waives any objection as to jurisdiction or venue in the State, County and City of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement or the other Loan Documents shall be effective if given in accordance with the requirements for notice set forth in Section 11.1, and shall be deemed effective and received as set forth in Section 11.1. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Agent or Lenders to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND

THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOAN ADVANCE MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.11 Professional Fees. Borrower promises to pay Agent’s and the Lenders’ reasonable and documented costs, fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable and documented attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all (a) reasonable and documented costs, fees and expenses incurred by Agent and the Lenders after the Closing Date (including such costs, fees and expenses of attorneys and other professionals) in connection with or related to: (i) the Term Loan Advance; (ii) the administration of the Term Loan Advance; (iii) the amendment or modification of the Loan Documents; and (iv) any waiver, consent, release, or termination under the Loan Documents and (b) documented costs, fees and expenses incurred by Agent and the Lenders after the Closing Date (including such costs, fees and expenses of attorneys and other professionals) in connection with or related to: (i) the enforcement of the Term Loan Advance; (ii) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (iii) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Parties or the Collateral, and any appeal or review thereof; and (iv) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Loan Parties, the Collateral, the Loan Documents, including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of a Loan Party’s estate, and any appeal or review thereof. This Section 11.11 shall survive and remain in full force and effect regardless of the resignation or removal of Agent, the payment of the Term Loan Advance or the termination of this Agreement.

11.12 Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and the Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Term Loan Advance or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders or demanded by any Governmental Authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or the Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (i) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and the Lenders’ obligations under this Section 11.12 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.13 Assignment of Rights. Borrower acknowledges and understands that Agent or the Lenders may, subject to Section 11.6, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve any Loan Party of any of its obligations hereunder. The Lenders agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition or application is filed by or against any Loan Party for liquidation, judicial management, a moratorium order or reorganization, if any Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver, judicial manager or trustee is appointed for all or any significant part of any Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Agreement or related to any document to be signed in connection with this Agreement, any other Loan Document and the transactions contemplated hereby and thereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and the Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and the Loan Parties.

11.17 Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 2 attached hereto. Each Loan Party acknowledges and agrees to the terms and conditions set forth on Addendum 2 attached hereto.

11.18 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

11.19 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.21 Term of Agreement. This Agreement shall remain in effect from the Signing Date through and including the date upon which all Secured Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full in Cash and the Term Commitment has been terminated. Notwithstanding the foregoing, if the Funding Date has not occurred by May 31, 2021, this Agreement and the Lenders’ Term Commitment and obligations hereunder shall terminate and be of no further force or effect; provided that no termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, on the Closing Date, the Term Commitments only reflect a commitment to fund, and no loans shall be incurred hereunder until the Funding Date.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Loan Parties, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

SPIRE GLOBAL, INC.,
as Borrower

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Chief Executive Officer

AUSTIN SATELLITE DESIGN, LLC,
as a Guarantor

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Chief Executive Officer

FP CREDIT PARTNERS, L.P.,
as Agent

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS AIV, L.P.,
as a Lender

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX AIV, L.P.,
as a Lender

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

Table of Addenda, Exhibits and Schedules

Addendum 1:	Taxes; Increased Costs
Addendum 2:	Agent and Lender Terms
Addendum 3:	Conversion Terms

Exhibit A:	Advance Request
Exhibit B:	Name, Locations, and Other Information for Loan Parties
Exhibit C:	Loan Parties’ Patents, Trademarks, Copyrights and Licenses
Exhibit D:	Loan Parties’ Deposit Accounts and Investment Accounts
Exhibit E:	Compliance Certificate
Exhibit F:	Joinder Agreement
Exhibit G-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H:	FP Stock Grant Agreement
Exhibit I:	Reaffirmation Agreement

Schedule 1.1	Commitments
Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.9	Tax Matters
Schedule 5.10	Intellectual Property Claims
Schedule 5.12	Loan Party Products
Schedule 5.15	Capitalization

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1.	Defined Terms. For purposes of this Addendum 1:

a.	“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

b.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Term Loan Advance or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Term Loan Advance or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1, (iv) any withholding Taxes imposed under FATCA and (v) any withholding Tax imposed by Luxembourg pursuant to the amended Luxembourg law dated December 23, 2005, introducing a withholding tax on certain interest payments made to or for the ultimate benefit of Luxembourg tax resident individuals.

c.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

d.	“Foreign Lender” means a Lender that is not a U.S. Person.

e.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

f.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan Advance or any Loan Document).

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g.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment and (ii) any Luxembourg registration duties (droits d’enregistrement) due to a registration, submission or filing by a Recipient of any Loan Document or documents in connection therewith when such registration, submission or filing is or was not required to enforce, maintain or preserve the rights of that Recipient under such Loan Document.

h.	“Recipient” means Agent or any Lender, as applicable.

i.	“Withholding Agent” means any Loan Party and Agent.

2.

Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

3.

Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent (without any obligation of Agent) timely reimburse it for the payment, if any, of, any Other Taxes.

4.

Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, the Loan Parties agree to pay, and to save Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

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5.

Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that no Loan Party has already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this Section 5.

6.

Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to the provisions of this Addendum 1, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

7.	Status of Lenders.

a.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b.	Without limiting the generality of the foregoing,

i.

any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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ii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

A.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;

C.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

iii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

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iv.

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for the Loan Parties and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

c.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

8.

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9.

Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (v) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining the Term Loan Advance or of maintaining its obligation to make the Term Loan Advance, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

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10.

Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

AGENT AND LENDER TERMS

(a) Each Lender hereby irrevocably appoints FP Credit Partners, L.P. to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing, including the enforcement of this provision.

(c) Reserved.

(d) Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing:

(i)	Agent shall not be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii)

Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law;

(iii)

if Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders, and Agent shall not incur liability to any Loan Party or any Lender by reason of so refraining, and, if it so requests, Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action;

(iv)

Agent shall not be required to expend or risk its own funds or provide indemnities in the performance of any of its duties under this Agreement or any other Loan Document or the exercise of any of its rights or power or otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers, in each case, other than as resulting from its gross negligence or willful misconduct, as determined by a nonappealable order of a court of competent jurisdiction; and

(v)

except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(e) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or the Required Lenders or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction.

(f) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

(g) Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by Agent hereunder or thereunder, it is understood that in all cases Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable. Beyond the exercise of reasonable care in the custody of the Collateral in the possession or control of Agent, Agent will not have any duty as to any other Collateral or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by Agent in good faith.

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(h) Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) unless Agent shall have been provided by the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

(i) Sub-Agents. Agent may perform any or all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Agent shall not be responsible for negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(j) Subject to the appointment and acceptance of a successor Agent as provided in this clause (j), Agent may resign at any time by notifying the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with and upon the approval of Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a trust company or bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Agent’s resignation hereunder, the provisions of this Addendum 2, Section 6.3 and Section 11.11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Indemnified Persons in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent. Subject to the

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appointment and acceptance of a successor Agent as provided in this Section, the Required Lenders may remove any Agent at any time by notifying Agent, the Lenders and Borrower. Upon any such removal, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which such successor shall be consented to by Borrower (such consent by Borrower not to be unreasonably withheld, and which consent by Borrower is not required during the continuance of an Event of Default). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Required Lenders give notice of their removal of Agent, then the outgoing Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of outgoing Agent, and the outgoing Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Agent’s resignation or removal hereunder, the provisions of this Addendum 2, Section 6.3 and Section 11.11 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Indemnified Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

(k) Each Lender hereby agrees that (i) if Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender ) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this clause (k) shall be conclusive, absent manifest error.

(l) Without limiting immediately preceding clause (k), each Lender hereby further agrees that if it receives an Erroneous Payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of

4

set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(m) Each Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party.

(n) For the purposes of this Addendum 2, the term Federal Funds Rate shall mean, for any day, the greater of (i) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (ii) 0%.

(o) Each party’s obligations under this Addendum 2 shall survive the resignation or replacement of Agent or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

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ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

CONVERSION TERMS

1.	Defined Terms. For purposes of this Addendum 3:

a.	“Conversion Date” means the date on which the Conversion Time occurs.

b.

“Conversion Price” means (i) with respect to any Qualifying IPO (other than any Qualifying SPAC Transaction) that is an underwritten initial public offering, the per-share offering price to the public as set forth in the definitive underwriting agreement for such underwritten public offering, (ii) with respect to any Qualifying SPAC Transaction, SPAC Consideration Value received in respect of one share or unit, as the case may be, of common Equity Interests of the applicable Borrower Related Entity in connection with such Qualifying SPAC Transaction and (iii) with respect to any other Qualifying IPO not specified in the preceding clause (i) or (ii), the daily VWAP on the Conversion Date. For the avoidance of doubt, the Conversion Price with respect to the Designated SPAC shall be equal to the Per Share Consideration (as defined in the Designated SPAC Agreement) multiplied by $10.00.

c.

“Conversion Time” means, (i) with respect to any Qualifying IPO (other than any Qualifying SPAC Transaction) that is an underwritten initial public offering, the time of the execution of the underwriting agreement entered into by Borrower and the underwriters in connection with such Qualifying IPO, (ii) with respect to any Qualifying SPAC Transaction, immediately prior to the consummation of such Qualifying SPAC Transaction, and (iii) in the case of any other Qualifying IPO not specified in the preceding clause (i) or (ii), 5:00 p.m., New York City time, on the first day on which trading in Common Stock generally occurs on any securities exchange following such Qualifying IPO; provided that settlement of the delivery of such Conversion Securities shall be effected in accordance with Section 4 of this Addendum 3.

d.

“SPAC Consideration Value” means the sum of (A) to the extent that all or a portion of such SPAC Consideration is paid in cash, the total amount of such SPAC Consideration paid in cash and (B) to the extent that all or a portion of such SPAC Consideration is paid in securities or other consideration, the value of such securities or other consideration; provided that, in the case of this clause (B), (x) if the definitive agreement relating to the applicable Qualifying SPAC Transaction provides formulae or methodologies for the valuation of such securities or other consideration as of the signing or effective time, as the case may be, of such Qualifying SPAC Transaction, such formulae or methodologies shall be used to value such securities or other consideration, and (y) if the definitive agreement relating to such Qualifying SPAC Transaction does not provide for any formulae or methodologies for the valuation of such securities or other consideration as of the signing of such Qualifying SPAC Transaction, the value of such securities or other consideration shall be determined by mutual agreement of the Required Lenders and Borrower acting in good faith and in a commercially reasonable manner, based on the value of such securities or other consideration as of the signing of such Qualifying SPAC Transaction.

e.

“SPAC Consideration” means, with respect to a Qualifying SPAC Transaction, the cash, securities or other consideration received by the holders of the applicable class or series of Equity Interests of the applicable Borrower Related Entity in exchange for such Equity Interests; provided that, for the avoidance of doubt, SPAC Consideration shall include, and shall factor in, (A) any consideration relating to the aggregate Qualifying IPO Conversion Amount that will be received upon conversion thereof and (B) any cash and other consideration received by all of the holders of Equity Interests in the applicable Borrower Related Entity in order to incentivize such holders, in their capacities as such, to approve the SPAC Transaction or to agree to be party to or bound by any agreement in connection with such SPAC Transaction. In the event that the consideration in any Qualifying SPAC Transaction consists of multiple forms of consideration (whether cash, securities or other consideration or any combination thereof), the applicable amount of each type of consideration to be received by the Lenders shall be proportionate to the amount of each type of such consideration received by holders of Equity Interests in the applicable Borrower Related Entity generally.

f.	“Trading Day” means any day on which trading in shares of Common Stock generally occurs on the securities exchange on which such shares are listed.

g.

“VWAP” means, with respect to Common Stock and any Trading Day, the dollar volume-weighted average sale price for one share of Common Stock on the securities exchange on which Common Stock trades on such Trading Day during the period beginning at 9:30 a.m., New York City time (or such other time as such securities exchange publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as such securities exchange publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing mutually selected by the Required Lenders and Borrower) through its “Volume at Price” function. If the VWAP cannot be calculated for Common Stock on such Trading Day on the foregoing basis, the VWAP of Common Stock on such Trading Day shall be the fair market value as mutually determined by the Required Lenders and Borrower. Such price shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2.

Notice of Qualifying IPO. No later than the earlier of (a) ten (10) Business Days prior to the anticipated date of the initial public filing with, or submission to the SEC of, a registration in connection with any Qualifying IPO (other than a Qualifying SPAC Transaction) and (b) in the case of a Qualifying SPAC Transaction (other than the Designated SPAC), ten (10) Business Days prior to the date of entry into a definitive agreement with respect to such Qualifying SPAC Transaction, Borrower shall provide to each Lender a written notice that it (or any other Borrower Related Entity) intends to make such an initial public filing or submission of a registration statement or that it (or any other Borrower Related Entity) intends to enter into such a definitive agreement, as the case may be. Borrower shall afford each Lender and its legal advisors a reasonable opportunity to review and comment on the portions of any registration statement or proxy statement to be filed with or submitted to the SEC in connection with the applicable transaction that reference such Lender and shall consider in good faith any comments provided by such Lender or its legal advisors. For the avoidance of doubt, no notice shall be required pursuant to this Section 2 with respect to the Designated SPAC.

2

3.	Conversion Redemption Procedures.

a.

In the event of a Qualifying IPO (other than the Designated SPAC), each Lender may, at its option, elect to convert the Qualifying IPO Conversion Amount into shares of Common Stock, pursuant to this Section 3 and in accordance with the other provisions of this Addendum 3 (such shares of Common Stock, “Conversion Securities”) by delivering to Borrower a Conversion Election Notice no later than 5:00 p.m., New York City time, on the day that is (i) in the case of a Qualifying IPO (other than a Qualifying SPAC Transaction), ten (10) Business Days prior to the date on which Borrower’s common Equity Interests are first registered under Section 12(b) of the Exchange Act or (ii) in the case of a Qualifying SPAC Transaction (other than the Designated SPAC), twenty (20) days prior to the consummation of such Qualifying SPAC Transaction.

If any Lender elects to effect such a conversion, the applicable Qualifying IPO Conversion Amount shall be automatically converted in full at the Conversion Time, subject to Section 5 of this Addendum 3, into a number of shares of Common Stock, as applicable, equal to (i) the applicable Qualifying IPO Conversion Amount, as of the Conversion Time, divided by (2) the applicable Conversion Price. Any such conversion shall be effected pursuant to Section 4 of this Addendum 3. Such Conversion Election Notice shall include instructions for delivery of the Conversion Securities to applicable Lender or its designee.

b.

Each Lender may, at its option, elect to convert the Designated SPAC Conversion Amount into Conversion Securities by delivering to Borrower a Conversion Election Notice on the Funding Date. If any Lender elects to effect such a conversion, then the Designated SPAC Conversion Amount shall be automatically converted in full at the Conversion Time, subject to Section 5 of this Addendum 3, into a number of shares of Common Stock, as applicable, equal to (i) the Designated SPAC Conversion Amount, divided by (2) the applicable Conversion Price. Any such conversion shall be effected pursuant to Section 4 of this Addendum 3. Such Conversion Election Notice shall include instructions for delivery of the Conversion Securities to the applicable Lender or its designee.

4.	General Conversion Procedures.

a.

If the issuance of the Conversion Securities would result in the issuance of a fractional share of Common Stock, Borrower shall pay to the applicable Lender cash in lieu of such fractional share in an amount equal to the portion of the applicable Qualifying IPO Conversion Amount or the Designated SPAC Conversion Amount otherwise represented by such fractional share; provided, that in connection with the Designated SPAC, fractional shares shall be treated in accordance with Section 2.05(i) of the Designated SPAC Agreement. Each Lender shall pay any transfer, stamp or similar Tax incurred as a result of the issuance or delivery of such Lender’s Conversion Securities upon the applicable conversion. Delivery of the Conversion Securities shall, unless otherwise requested in writing by the applicable Lender, be by means of delivery of book entry shares to the account of such Lender.

b.

Upon any conversion pursuant to Section 3 of this Addendum 3, Borrower shall deliver the Conversion Securities to the account of the Person or Persons identified on the Conversion Election Notice no later than 12:00 p.m., New York City time, on (i) with respect to a Qualifying IPO other than a Qualifying SPAC Transaction, the second (2nd) Trading Day immediately following the Conversion Date or (ii) with respect to a Qualifying SPAC Transaction, immediately prior to the effective time of the consummation of such Qualifying SPAC Transaction. The Person or Persons entitled to receive the Conversion Securities upon a conversion pursuant to Section 3 of this Addendum 3 shall be treated for all purposes as the beneficial owner or owners of such Conversion Securities as of the Conversion Time.

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5.

Qualifying SPAC Transaction Conversion Procedures. In connection with any conversion in connection with a Qualifying SPAC Transaction pursuant to Section 3 of this Addendum 3, Borrower shall cause such conversion to occur in a manner such that the applicable Lender shall receive Conversion Securities at a time and in a form that will entitle such Lender to receive the applicable SPAC Consideration pursuant to the definitive agreement for the applicable Qualifying SPAC Transaction.

6.

Registration of Conversion Securities. In connection with any Qualifying IPO other than an underwritten public offering, Borrower shall, at its sole cost and expense, use its commercially reasonable efforts to cause the Conversion Securities or any securities to be received in exchange therefor in connection with such Qualifying IPO, as applicable, to be included (i) if any registration statement is filed with or submitted to the SEC in connection with such Qualifying IPO and such Conversion Securities are permitted by the SEC or applicable securities laws and regulations to be registered thereunder, in such registration statement and (ii) if no registration statement is filed with or submitted to the SEC in connection with such Qualifying IPO or such registration is not so permitted thereunder, in a registration statement to be filed no later than forty-five (45) calendar days after the date on which such Qualifying IPO is consummated or effected, Borrower shall cause such registration statement to register the resale of the Conversion Securities or any securities to be received in exchange therefor in connection with such Qualifying IPO, as applicable, and keep such registration statement (or any successor registration statement) effective until such time as any Lender that has elected conversion is able to sell all of its Conversion Securities (or any securities to be received in exchange therefor) pursuant to an exemption from registration. For the avoidance of doubt, the parties acknowledge and agree that complying with Section 8.04(a) of the Designated SPAC Agreement shall satisfy the obligation with respect to this Section 6 with respect to the Designated SPAC.

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EXHIBIT A

ADVANCE REQUEST

To:	Date: [__________], 2021

FP Credit Partners, L.P. (“Agent”)

One Letterman Drive

Building C – Suite 410

San Francisco, CA 94129

Email: palomino@franciscopartners.com

Attn: Martin Palomino – Spire Global

Spire Global, Inc. (“Borrower”) hereby requests the Term Loan Advance in the amount of Seventy Million Dollars ($70,000,000) on April 15, 2021 (the “Funding Date”) pursuant to the Loan and Security Agreement among Borrower, the Guarantors, Agent and the Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please wire the Term Loan Advance to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Contact Person:
Phone Number To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Term Loan Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of the Term Loan Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the FP Stock Grant Agreement are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Loan Parties are in compliance with all the terms and provisions set forth in each Loan Document on their part to be observed or performed; and (iv) that as of the Funding Date, no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that the Lenders have the right to review the financial information supporting this representation and, based upon such review in their sole discretion, the Lender may decline to fund the requested Term Loan Advance.

Borrower hereby represents that the Loan Parties’ corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Term Loan Advance if any of the matters which have been represented above shall not be true and correct on the Funding Date and if Agent has received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Funding Date.

Executed as of [                ], 2021.

SPIRE GLOBAL, INC., as Borrower

By:
Name:
Title:

2

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Agent that each Loan Party’s current name and organizational status is as follows:

Name:	[	]
Type of organization:	[	]
State of organization:	[	]
Organization file number:	[	]

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of the Loan Parties’ current locations are as follows:

[●]

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EXHIBIT E

COMPLIANCE CERTIFICATE

FP Credit Partners, L.P. (“Agent”)

One Letterman Drive

Building C – Suite 410

San Francisco, CA 94129

Email: palomino@franciscopartners.com

Attn: Martin Palomino – Spire Global

Reference is made to that certain Loan and Security Agreement dated April 15, 2021 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”), Spire Global, Inc. (the “Borrower”) and the Guarantors. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is the [Chief Executive Officer][Chief Financial Officer] of Borrower, knowledgeable of all financial matters of the Loan Parties, and is authorized to provide certification of information regarding the Loan Parties; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Loan Parties in compliance for the period ending [                    ] of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be true and correct as of such earlier date), after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Monthly Financial Statements	Within 30 days after the end of each month[1]	[ ]

Interim Financial Statements	Quarterly within 45 days[2]	[ ]

Audited Financial Statements	FYE within [180][90] days[3]	[ ]

[1]	Applies only prior to the consummation of a Qualifying IPO.
[2]	After the consummation of a Qualifying IPO, for first three quarters only.
[3]	Prior to the consummation of a Qualifying IPO, 180 days and after the consummation of a Qualifying IPO, 90 days.

Budget and Projections	Annually, within 60 days of fiscal year end, and promptly upon any update presented to the Board	[ ]

Stockholder Reports	Promptly	[ ]

Minimum Qualified Cash Calculations	Subject to Section 7.20, quarterly within 45 days	[ ]

Copies of Board notices, minutes, consents and other materials	At the same time and in the same manner as provided to directors[4]	[ ]

409A Valuation	Within 30 days of receipt[5]	[ ]

	CAP	ACTUAL
Capital leases and Purchase Money Obligations	$1,000,000	[ ] In compliance

FINANCIAL COVENANTS	REQUIRED	ACTUAL
Qualified Cash	$15,000,000	[ ] In compliance

CONSOLIDATED EBITDA

Consolidated EBITDA of Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal quarter prior to the date of this certificate (the “Subject Period”):
1. Consolidated Net Income for the Subject Period (as determined pursuant to the definition thereof in the Agreement):	$
plus (to the extent deducted in calculating Consolidated Net Income, without duplication):
2. Consolidated Interest Expense for the Subject Period:	$

[4]	Only to the extent a Qualifying IPO has not occurred.
[5]	Only to the extent a Qualifying IPO has not occurred.

3. consolidated tax expense based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes for the Subject Period:	$
4. all amounts attributable to depreciation and amortization for the Subject Period:	$

5.  other non-cash losses, charges and expenses for the Subject Period, including, without limitation, non-cash stock-based income compensation expense (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period):

$

6.  any unusual or non-recurring expenses, losses or charges for the Subject Period; provided that the aggregate amount of unusual or non-recurring expenses, losses or charges included pursuant to this clause (6), taken together with the aggregate amount included pursuant to clauses (7) and (10), shall not exceed $5,000,000 of Consolidated EBITDA (prior to giving effect to clause (7), (10) or this clause (6):

$

7.  costs, fees, charges and expenses incurred for the Subject Period related to (x) the Agreement, the other Loan Documents and the transactions contemplated hereby or thereby, (y) any actual, proposed or contemplated Qualifying IPO, whether or not consummated (including any one-time costs, fees and expenses arising out of or relating to enhanced accounting functions or other transaction costs associated with becoming a public company), and (z) any actual, proposed or contemplated issuance of Equity Interests, the making of any Investment, Acquisition or disposition or the issuance or incurrence of Indebtedness or refinancings thereof, whether or not such transaction is consummated; provided that the aggregate amount of costs, fees, charges and expenses included pursuant to this clause (7), taken together with the aggregate amount included pursuant to clauses (6) and (10), shall not exceed $5,000,000 of Consolidated EBITDA (prior to giving effect to clause (6), (10) or this clause (7):

$
8. litigation and settlement expenses:	$
9. severance costs:	$

10.  transition, integration, business optimization and similar fees, charges and expenses related to Acquisitions, business combinations, dispositions and exiting lines of business, and restructuring, discontinued operations or similar charges for the Subject Period; provided that the aggregate amount of fees, charges and expenses included pursuant to this clause (10), taken together with the aggregate amount included pursuant to clauses (6) and (7), shall not exceed $5,000,000 of Consolidated EBITDA (prior to giving effect to clause (6), (7) or this clause (10):

$
11. non-cash purchase accounting adjustments:	$

12. other expenses, losses and charges agreed to by the Required Lenders:	$
minus (to the extent the following were included in calculating Consolidated Net Income for the Subject Period and without duplication):

13.  non-cash gains or adjustments (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period):

$
14. all cash payments made during such period on account of accruals, reserves and other non-cash charges added to Consolidated Net Income in a previous period pursuant to clause (5) above:	$
Consolidated EBITDA (sum of Lines 1 through 12 minus Lines 13 through 14):	$

ACCOUNTS OF LOAN PARTIES AND THEIR SUBSIDIARIES

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Loan Party or such Loan Party’s Subsidiaries, as applicable.

Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
LOAN PARTY Name/Address:
1
2
3
4
5
6
7

SUBSIDIARY Name/Address:
1
2
3
4
5
6
7

Very Truly Yours,

SPIRE GLOBAL, INC., as Borrower

By:
Name:
Title:

EXHIBIT F

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [    ], 20[__], and is entered into by and between__________________., a ___________ (“Subsidiary”), and FP Credit Partners, L.P., as administrative agent and collateral agent for itself and the Lenders (the “Agent”).6

RECITALS

A. Subsidiary’s direct or indirect parent, Spire Global, Inc. (“Company”) has entered into that certain Loan and Security Agreement dated April 15, 2021, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lenders”), the Guarantors party thereto and Agent (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Guarantor (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized or incorporated (as applicable), legally existing and in good standing (to the extent applicable) under the laws of [            ], (b) neither Agent nor the Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or the Lenders have any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and the Lenders shall be deemed provided to Subsidiary; (ii) a Lender’s providing the Term Loan Advance to Company shall be deemed a Term Loan Advance to Subsidiary; and (iii) Subsidiary shall have no right to request the Term Loan Advance or make any other demand on the Lenders.

[6]	To be updated as needed for any Foreign Subsidiaries, including choice of law provisions.

3.

Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf of any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.

As security for the prompt, complete and payment in full in Cash when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

_________________________________.

By:____________________________________
Name:__________________________________ Title: ___________________________________ Address: __________________ __________________ Telephone: ____________________ Email: ____________________

AGENT:

FP CREDIT PARTNERS, L.P.

By:____________________________________

Name:__________________________________

Title: ___________________________________

Address:

One Letterman Drive

Building C – Suite 410

San Francisco, CA 94129

Attention: Martin Palomino

Email: palomino@franciscopartners.com

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 15, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain of its Subsidiaries from time to time parties thereto, as guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the applicable portion of the Term Loan Advance (as well as any promissory note(s) evidencing such portion of the Term Loan Advance) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 15, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain of its Subsidiaries from time to time parties thereto, as guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF PARTICIPANT]

By:
Name:
Title:

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 15, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain of its Subsidiaries from time to time parties thereto, as guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF PARTICIPANT]

By:
Name:
Title:

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of April 15, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain of its Subsidiaries from time to time parties thereto, as guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the applicable portion of the Term Loan Advance (as well as any promissory note(s) evidencing such portion of the Term Loan Advance in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such portion of the Term Loan Advance (as well as any promissory note(s) evidencing such portion of the Term Loan Advance), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT H

FORM OF FP STOCK GRANT AGREEMENT

[Attached.]

STOCK GRANT AGREEMENT

THIS STOCK GRANT AGREEMENT is entered into as of [•], 2021 (the “Effective Date”) by Spire Global, Inc., a Delaware corporation (the “Company”), and [•] (the “Transferee”).

SECTION 1. ACQUISITION OF SHARES.

(a) Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to issue 573,176 Shares to the Transferee. The transfer shall occur at the offices of the Company on the Effective Date or at such other place and time as the parties may agree.

(b) Consideration. The Transferee and the Company agree that the Transferred Shares are being issued to the Transferee as consideration for the Transferee and its affiliates to make loans pursuant to that certain Loan and Security Agreement, dated as of April 15, 2021, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto and the Transferee, as administrative agent and collateral agent. The value of such consideration is agreed to be 100% of the Fair Market Value of the Transferred Shares.

(c) Defined Terms. Capitalized terms not defined above are defined in Section 21 of this Agreement.

SECTION 2. COMPANY REPRESENTATIONS.

(a) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Transferred Shares being issued hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Governmental Consents; Compliance with Other Instruments. Assuming the accuracy of the representations made by the Transferee in Section 3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) any filing pursuant to the Regulation D, promulgated by the Securities and Exchange Commission under the Securities Act; (ii) any filings required by applicable state “blue sky” securities laws, rules and regulations, or (iii) such other post-closing filings as may be required, if any. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a violation or default under or be in conflict with its Restated Certificate of Incorporation, including all amendments thereto (the “Certificate of Incorporation”), as in effect on the date hereof, or the Bylaws (the “Bylaws”).

(c) Valid Issuance. All of the Shares to be issued to Transferee under this Agreement have been duly authorized and when issued under this Agreement will be validly issued, fully paid and nonassessable.

SECTION 3. TRANSFEREE REPRESENTATIONS; OTHER RESTRICTIONS ON TRANSFER.

(a) Transferee Representations. In connection with the issuance and acquisition of Transferred Shares under this Agreement, the Transferee hereby represents and warrants to the Company as follows:

(i) The Transferee is acquiring and will hold the Transferred Shares for investment for its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Transferee understands that the Transferred Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Transferred Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Transferee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Transferee further acknowledges and understands that the Company is under no obligation to register the Transferred Shares.

(iii) The Transferee is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Transferee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Transferee will not sell, transfer or otherwise dispose of the Transferred Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Transferee agrees that it will not dispose of the Transferred Shares unless and until it has complied with all requirements of this Agreement applicable to the disposition of Transferred Shares and it has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Transferred Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Transferred Shares under applicable state law.

(v) The Transferee has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in the Transferred Shares, and the Transferee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Transferred Shares.

(vi) The Transferee is aware that its investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Transferee is able, without impairing its financial condition, to hold the Transferred Shares for an indefinite period and to suffer a complete loss of its investment in the Transferred Shares. By reason of Transferee’s business or financial experience, the Transferee is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Transferee’s own interests in this transaction and is financially capable of bearing a total loss of the Transferred Shares. Furthermore, the Transferee is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of this investment indefinitely.

(vii) The Transferee has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(viii) The Transferee is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(ix) If the Transferee is not a United States person (as defined by Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended), Transferee hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Transferred Shares, including (a) the legal requirements within its jurisdiction for the purchase of the Transferred Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Transferred Shares. Transferee’s continued beneficial ownership of the Transferred Shares will not violate any applicable securities or other laws of Transferee’s jurisdiction.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Transferred Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(c) Bylaws Compliance. The Transferee agrees to be bound by and comply with the limitations on transfer contained in the Bylaws, as may be amended, restated or modified from time to time.

SECTION 4. [RESERVED].

SECTION 5. FURTHER ASSURANCES.

At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 6. RESTRICTIVE LEGENDS, LOCK-UP AND STOP-TRANSFER ORDERS.

(a) Legends. Transferee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Transferred Shares, together with any other legends that may be required by state or federal securities laws, the Delaware General Corporation Law, the Company’s Certificate of Incorporation or Bylaws, each as amended and/or restated from time to time, any other agreement affecting the Transferred Shares between Transferee and the Company, or between the Transferee and any third party, or any other agreement applicable to Transferee:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES WILL BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

If required by the authorities of any State in connection with the issuance of the Transferred Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

(b) Agreement to Lock-Up. Transferee hereby agrees that it will not, without the prior written consent of the managing underwriter (in connection with an IPO), the Company (in connection with a Direct Listing) or the SPAC (in connection with a SPAC Transaction), during the period commencing on the date of (a) the effectiveness of the registration statement for the IPO or Direct Listing or (b) the closing of the SPAC Transaction, and ending on the date specified by the Company or the managing underwriter (for an IPO), the Company (for a Direct Listing) or the Company and the SPAC (for a SPAC Transaction) (such period not to exceed 180 days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or other equity securities of the Company) or any securities convertible into or exercisable or exchangeable (directly or indirectly) for such Common Stock or other equity securities (or, in the case of a SPAC Transaction, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital), whether such shares or any such securities are then owned by the Transferee or are thereafter acquired, or (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to, or that reasonably could be expected to, lead to or result in a sale or disposition (whether by the Transferee or someone other than the Transferee), or a transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of such securities, whether or not any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, the common stock or share capital of the SPAC or other securities, in cash, or otherwise. The foregoing provisions of this Section 6(b) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in an IPO. The underwriters in connection with an IPO, and the SPAC in a SPAC Transaction, are intended third-party beneficiaries of this Section 6(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Transferee further agrees to execute such agreements as may be reasonably requested by the Company or the underwriters (in connection with an IPO), the Company (in connection with a Direct Listing), and the Company or the SPAC (in connection with a SPAC Transaction) that are consistent with this Section 6(b) or that are necessary to give further effect thereto. Stop-Transfer Instructions. Transferee agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company acts as its own transfer agent, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Transferred Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Transferred Shares, or to accord the right to vote or pay dividends, to any Transferee to whom such Transferred Shares have been so transferred. Transferee further understands and agrees that the Company shall require written assurances, in form and substance satisfactory to counsel for the Company (which may include a requirement that Transferee’s counsel provide a legal opinion acceptable to the Company) and a transfer fee to be paid to the Company, before the Company effects any future transfers of the Transferred Shares.

(d) Unpermitted Transfers Void. Transferee agrees that any Transfer or purported Transfer of Transferred Shares shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed and followed.

(e) Lender Status. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Transferee or its affiliates in their capacity as lender(s) (or as agent for the lenders) to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (a) its or its affiliates status as a direct or indirect equity holder of the Company and its subsidiaries, (b) the interests of the Company and its subsidiaries (c) any duty it or its affiliates may have to any other direct or indirect equityholder of the Company and its subsidiaries, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

SECTION 7. SUCCESSORS AND ASSIGNS; ASSIGNMENT.

Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

SECTION 8. GOVERNING LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

SECTION 9. DISPUTE RESOLUTION.

The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the state of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

SECTION 10. CONFIDENTIALITY.

The Transferee agrees that the existence of, and terms of, this Agreement and any information provided to the Transferee in its capacity as a shareholder of the Company shall be considered “Confidential Information” subject to the terms of Section 11.12 of that certain Loan and Security Agreement by and among the Company, certain subsidiaries of the Company, the lenders from time to time party thereto and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent.

SECTION 11. NOTICES.

Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing, which may be via electronic mail and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries; or (d) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day. All notices for delivery outside the United States will be sent by express courier, electronic mail or facsimile. All notices other than electronic mail or facsimile not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York are open for business. Notices to the Company will be marked “Attention: Treasurer.”

SECTION 12. TITLES AND HEADINGS.

The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

SECTION 13. ENTIRE AGREEMENT.

This Agreement and the documents referred to herein, including but not limited to the Stockholder Agreements, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

SECTION 14. SEVERABILITY.

If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

SECTION 15. AMENDMENT AND WAIVERS.

This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

SECTION 16. SPECIFIC ENFORCEMENT.

It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

SECTION 17. [RESERVED].

SECTION 18. EXPENSES.

All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transfer is consummated.

SECTION 19. TAXES.

The Transferee has had an opportunity to review the tax consequences of the transfer of the Transferred Shares and the transactions contemplated by this Agreement with the Transferee’s own tax advisors. The Transferee is relying solely on such advisors and not on any statements or representations of the Company or any of its related parties. The Transferee understands that the Transferee (and not the Company or any of its related parties) shall be responsible for the Transferee’s tax liabilities resulting from the transactions contemplated by this Agreement.

SECTION 20. COUNTERPARTS; FACSIMILE SIGNATURES.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or as an attachment to an e-mail and upon such delivery, a copy of the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

SECTION 21. DEFINITIONS.

(a) “Agreement” shall mean this Stock Grant Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time and, if a Committee has been appointed, including such Committee.

(c) “Committee” shall mean a committee of the Board of Directors.

(d) “Common Stock” shall mean the Common Stock of the Company, par value $0.0001.

(e) “Direct Listing” shall mean the initial listing of the Common Stock (or other equity securities of the Company) on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors by means of an effective registration statement filed by the Company with the Securities and Exchange Commission, without a related underwritten offering of such Common Stock (or other equity securities).

(f) “Fair Market Value” shall mean the fair market value of a Share as agreed between the Company and the Transferee, each acting reasonably.

(g) “IPO” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act.

(h) “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

(j) “Series A Preferred Stock” shall mean the Series A Preferred Stock of the Company, par value $0.0001.

(k) “Series B Preferred Stock” shall mean the Series B Preferred Stock of the Company, par value $0.0001.

(l) “Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company, par value $0.0001.

(m) “Share” shall mean one share of Stock.

(n) “SPAC Transaction” shall mean a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Company with a publicly-traded “special purpose acquisition company” or its subsidiary (collectively, a “SPAC”), immediately following the consummation of which the common stock or share capital of the SPAC or its successor entity is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors.

(o) “Stock” shall mean the Common Stock of the Company.

(p) “Transferred Shares” shall mean the Shares acquired by the Transferee pursuant to this Agreement.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

FP CREDIT PARTNERS, L.P.	SPIRE GLOBAL, INC.

By:	By:

Name:	Name:

Title:	Title:

Address:

EXHIBIT I

REAFFIRMATION AGREEMENT

REAFFIRMATION AGREEMENT dated as of [___________], 2021 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among Spire Global, Inc., a Delaware corporation (the “Borrower”) and Austin Satellite Design, LLC, a Texas limited liability company (“Austin Satellite” together with the Borrower, the “Reaffirming Parties”) and DP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”) under Loan Agreement referred to below.

WHEREAS, the Reaffirming Parties, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and the Agent are party to that certain Loan and Security Agreement dated as of April 15, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Reaffirming Subsidiaries have guaranteed the Secured Obligations (as defined in the Loan Agreement) and the Reaffirming Subsidiaries have granted a security interest in favor of Agent in their respective Collateral (as defined in the Loan Agreement);

WHEREAS, the Reaffirming Subsidiaries expect to realize, or have realized, substantial direct and indirect benefits as a result of the Loan Agreement becoming effective and the consummation of the transactions contemplated thereby; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

REAFFIRMATION

SECTION 1.1 Reaffirmation. Each of the Reaffirming Parties hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Loan Agreement and the other Loan Documents (collectively, the “Reaffirmed Documents”) to which it is party and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Reaffirmed Documents to which it is a party are and shall continue to be in full force and effect and shall continue to secure all the Secured Obligations. In furtherance of the foregoing, each Reaffirming Party does hereby grant to Agent a security interest in all Collateral (as defined in the Loan Agreement) as security for the Secured Obligations, including without limitation, the Term Loan Advance (as defined in the Loan Agreement). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

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SECTION II

MISCELLANEOUS

SECTION 2.1 Representations and Warranties. Each of the undersigned Reaffirming Parties hereby represents and warrants that this Agreement has been duly executed and delivered by such Reaffirming Party and constitutes a legal, valid and binding obligation of such Reaffirming Party, enforceable against such Reaffirming Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each of the undersigned Reaffirming Parties further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

SECTION 2.2 Effectiveness of Agreement. This Agreement shall become effective on the date when copies hereof which, when taken together, bear the signatures of the Reaffirming Parties set forth on the signature pages hereto and Agent shall have been received by the Agent.

SECTION 2.3 Loan Document. This Agreement is a “Loan Document” and shall, unless otherwise expressly indicated herein, be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 2.4 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 2.5 Amendment. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

SECTION 2.6 Further Assurances. Each of the Reaffirming Parties agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or in order better to assure and confirm to Agent its rights and remedies hereunder.

SECTION 2.7 No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the Lien (as defined in the Loan Agreement) granted to Agent pursuant to the Loan Documents or priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Loan Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect. Nothing implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of the Reaffirming Parties under the Loan Agreement or the other Loan Documents. Each of the Reaffirmed Documents shall remain in full force and effect.

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SECTION 2.8 GOVERNING LAW. This Agreement has been negotiated and delivered to Agent and the Lenders in the State of New York, and shall have been accepted by Agent and the Lenders in the State of New York. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction).

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Reaffirming Party has caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SPIRE GLOBAL, INC.

By:
Name:
Title:

AUSTIN SATELLITE DESIGN, LLC

By:
Name:
Title:

By executing below, each party acknowledges and agrees to this Agreement and further acknowledges receipt of a copy of this Agreement executed by each of the Reaffirming Parties.

FP CREDIT PARTNERS, L.P., as Agent

By:
Name:
Title:

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SCHEDULE 1.1

COMMITMENTS

LENDERS	TERM COMMITMENT
FP Credit Partners AIV, L.P.	$58,030,874.30
FP Credit Partners Phoenix AIV, L.P.	$11,969,125.70

TOTAL COMMITMENTS	$70,000,000.00

SCHEDULE 1

SUBSIDIARIES

Record Owner(s)	Subsidiary	Percentage Ownership
Spire Global, Inc.	Austin Satellite Design, LLC	100%
Spire Global, Inc.	Spire Global Luxembourg S.à.r.l.	100%
Spire Global, Inc.	Spire Global UK Limited	100%
Spire Global, Inc.	Spire Global Singapore Pte. Ltd.	100%

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 17, 2021 (the “Amendment Effective Date”), is entered into by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of Borrower, as Guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan and Security Agreement (as defined below, and such financial institutions or entities collectively, referred to as the “Lenders”) and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

The Loan Parties, the Lenders and Agent are parties to a Loan and Security Agreement dated as of April 15, 2021 (as amended, restated or modified from time to time to date, the “Loan and Security Agreement”). The Loan Parties have requested that Agent and the Lenders agree to certain amendments to the Loan and Security Agreement. Agent and the Lenders party hereto, who constitute the Required Lenders, have agreed to such request, subject to the terms and conditions hereof.

AGREEMENT

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.2 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Loan and Security Agreement is hereby amended as follows:

(a) Clause (xiv) of the defined term “Permitted Liens” in Section 1.1 of the Loan Agreement is amended in its entirety and replaced with the following:

“(xiv) (A) Liens on Cash securing obligations permitted under clauses (vii) and (x) of the definition of Permitted Indebtedness, (B) security deposits in connection with real property leases, and (C) Liens on Parent’s Deposit Account with Silicon Valley Bank and the Cash and other deposits credited to such Deposit Account solely securing obligations permitted under Item 3 of Schedule 1A and related reimbursement and indemnification obligations, as set forth in that certain Cash Collateral Agreement dated as of May 17, 2021, by Borrower in favor of European Investment Bank (as in effect on May 17, 2021); provided that all Cash and other deposits credited to such Deposit Account do not exceed $12,801,000.00 in the aggregate at any time;”

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(b) Section 7.7 (Distributions) is amended in its entirety and replaced with the following:

“7.7 Distributions. Each Loan Party shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than (i) pursuant to employee, director or consultant repurchase plans or other similar agreements; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (ii) amounts required to be paid to European Investment Bank for the warrants issued to European Investment Bank by Borrower prior to the Closing Date; provided that after giving effect to such payment, Parent and its Subsidiaries, on a consolidated basis, shall have Qualified Cash of no less than $15,000,000, (iii) the issuance of Equity Interests (other than Disqualified Equity Interests) upon the conversion of any convertible securities (including debt securities) permitted hereunder or the exercise of warrants or options pursuant to the terms of such convertible securities, warrants or options or otherwise in exchange thereof and cash payments in lieu of the issuance of fractional shares in connection therewith, (iv) repurchases or redemptions on Equity Interests of Parent payable solely in the form of Equity Interests of Parent (other than Disqualified Equity Interests) or funded with up to twenty percent (20%) of the gross proceeds of a substantially concurrent equity contribution or issuance of new Equity Interests (other than Disqualified Equity Interests), (v) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants or options, and (vi) in connection with the retention of Equity Interests in payment of withholding taxes in connection with equity-based compensation plans; (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that (i) a Subsidiary may pay dividends or make other distributions to Parent or any Subsidiary of Parent and (ii) Parent may make cash distributions in lieu of the issuance of fractional shares, as provided in the foregoing clauses (a)(iii) and (a)(v), or (c) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $500,000 in the aggregate.”

(c) Section 11.1(c) (Notice) is amended in its entirety and replaced with the following:

“(c) If to a Loan Party:

Spire Global, Inc.

Attention: Legal

8000 Towers Crescent Drive, Suite 1225

Vienna, VA 22182

email: legal@spire.com

Telephone: (415) 356-3400”

(d) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Amendment. Agent shall have received this Amendment, executed by Agent, the Lenders and the Loan Parties.

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(b) Representations and Warranties; No Default. On the Amendment Effective Date:

(i) The representations and warranties contained in Section 5 of the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date); and

(ii) There exist no Events of Default or events that with the passage of time could reasonably be expected to result in an Event of Default.

SECTION 4 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Loan Party hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c) [Reserved].

(d) No Reliance. Each Loan Party hereby acknowledges and confirms to Agent and the Lender that such Loan Party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Borrower agrees to pay to Agent on the Amendment Effective Date the reasonable and documented costs, fees and expenses of Agent and the Lenders party hereto, and the reasonable documented and reasonable fees and disbursements of counsel to Agent and the Lenders party hereto, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(k) Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SPIRE GLOBAL, INC.,
as Borrower

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Chief Executive Officer

AUSTIN SATELLITE DESIGN, LLC,
as a Guarantor

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Chief Executive Officer

FP CREDIT PARTNERS, L.P.,
as Agent

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS AIV, L.P.,
as a Lender

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX AIV, L.P.,
as a Lender

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

[Signature Page to First Amendment to Loan and Security Agreement]